Filed Pursuant to Rule 424(b)(3)
File Number 333-129140

PROSPECTUS SUPPLEMENT NO. 20
to Prospectus declared
effective on May 11, 2006
as supplemented on May 17, 2006, June 12, 2006, August 18, 2006, September 18, 2006, September 29, 2006,
October 23, 2006, November 21, 2006, December 14, 2006, February 20, 2007, March 2, 2007, March 12, 2007, April 2, 2007,
May 1, 2007, May 7, 2007, May 22, 2007, June 26, 2007, July 11, 2007, July 27, 2007 and August 21, 2007
(Registration No. 333-129140)

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

        This Prospectus Supplement No. 20 supplements our Prospectus dated May 12, 2006, Prospectus Supplement No.1 dated May 17, 2006, Prospectus Supplement No. 2 dated June 12, 2006, Prospectus Supplement No. 3 dated August 18, 2006, Prospectus Supplement No. 4 dated September 18, 2006, Prospectus Supplement No. 5 dated September 29, 2006, Prospectus Supplement No. 6 dated October 23, 2006, Prospectus Supplement No. 7 dated November 21, 2006, Prospectus Supplement No. 8 dated December 14, 2006, Prospectus Supplement No. 9 dated February 20, 2007, Prospectus Supplement No. 10 dated March 2, 2007, Prospectus Supplement No. 11 dated March 12, 2007, Prospectus Supplement No. 12 dated April 2, 2007, Prospectus Supplement No. 13 dated May 1, 2007, Prospectus Supplement No. 14 dated May 7, 2007, Prospectus Supplement No. 15 dated May 22, 2007, Prospectus Supplement No. 16 dated June 26, 2007, Prospectus Supplement No. 17 dated July 11, 2007, Prospectus Supplement No. 18 dated July 27, 2007 and Prospectus Supplement No. 19 dated August 21, 2007. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 20 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5, Prospectus Supplement No. 6, Prospectus Supplement No. 7, Prospectus Supplement No. 8, Prospectus Supplement No. 9, Prospectus Supplement No. 10, Prospectus Supplement No. 11, Prospectus Supplement No. 12, Prospectus Supplement No. 13, Prospectus Supplement No. 14, Prospectus Supplement No. 15, Prospectus Supplement No. 16, Prospectus Supplement No. 17, Prospectus Supplement No. 18 and Prospectus Supplement No. 19

This Prospectus Supplement includes the attached Quarterly Report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc., as filed by us on November 14, 2007 with the Securities and Exchange Commission and Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated November 13, 2007, as filed by us with the Securities and Exchange Commission.

        Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CYKN.”

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 21, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-QSB

QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2007

Commission File Number: 000-50505

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	13-4287300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Foxborough Blvd Ste 240, Foxborough, MA	02035
(Address of principal executive offices)	(Zip Code)

(508) 549-9981
(Issuer’s telephone number, including area code)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 12, 2007 the Registrant had 37,566,908 shares of Common Stock outstanding.

Transitional Small Business Disclosure Format (Check one): Yes ☐ No ☒

FORM 10-QSB INDEX

		Page Number

Part I - Financial Information

Item 1.	Condensed Consolidated Financial Statements

	Condensed Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006	3

	Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2007 and 2006 (Unaudited)	4

	Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (Unaudited)	5

	Notes to Condensed Consolidated Financial Statements (Unaudited)	6

Item 2.	Management’s Discussion and Analysis or Plan of Operation	14

Item 3.	Controls and Procedures	22

Part II - Other Information

Item 1.	Legal Proceedings	23

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	23

Item 3.	Defaults Upon Senior Securities	23

Item 4.	Submission of Matters to a Vote of Security Holders	23

Item 5.	Other Information	23

Item 6.	Exhibits	24
	Signatures	25

	EX-4.1 Warrant to Purchase Common Stock dated November 13, 2007.
	EX-4.2 Registration Rights Agreement dated November 13, 2007.
	EX-10.1 Joint Venture and Strategic Investment Agreement dated November 13, 2007.
	EX-31.1 Certification of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
	EX-31.2 Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
	EX-32 Certification of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
	EX-99.1 Press release dated November 14, 2007 announcing results for the quarter ended September 30, 2007
	EX-99.2 Press release dated November 14, 2007 announcing a strategic alliance with NeuroMetrix, Inc.

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Balance Sheets

	As of
	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$3,584,516	$11,835,534
Accounts receivable	164,838	332,288
Inventory	946,090	697,947
Prepaid expenses and other current assets	217,606	563,483
Total current assets	4,913,050	13,429,252

Property and equipment, net	463,085	569,256
Intangible assets, net	1,603,916	1,802,390
Deposits and other assets	420,111	208,928
Goodwill	94,027	94,027
Total assets	$7,494,189	$16,103,853

Current liabilities:
Accounts payable	$467,458	$882,141
Accrued expenses	1,479,236	1,170,622
Current portion of capital lease obligations	159,970	295,948
Current portion of notes payable and line of credit	1,668,595	1,540,242
Total current liabilities	3,775,259	3,888,953

Capital lease obligations, net of current portion	135,829	250,280
Notes payable, net of current portion	596,961	1,864,951
Total long-term liabilities	732,790	2,115,231

Commitments — Note 6

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 37,566,908 and 37,409,214 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	37,567	37,409
Additional paid-in capital	45,347,171	44,337,458
Accumulated deficit	(42,398,598)	(34,275,198)
Total stockholders’ equity	2,986,140	10,099,669
Total liabilities and stockholders’ equity	$7,494,189	$16,103,853

 The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Revenues:
Product sales	$257,440	$277,589	$967,744	$704,541
Grant income	94,066	90,873	319,679	520,012

Total revenues	351,506	368,462	1,287,423	1,224,553

Operating expenses:
Cost of product sales	133,202	83,076	378,999	278,401
Research and development	1,173,412	1,804,006	4,453,996	4,804,769
Sales and marketing	442,218	279,615	1,146,470	608,970
General and administrative	1,010,838	1,063,311	3,398,819	3,219,931

Purchased in-process research and development	—	—	—	1,602,239

Total operating expenses	2,759,670	3,230,008	9,378,284	10,514,310

Operating loss	(2,408,164)	(2,861,546)	(8,090,861)	(9,289,757)
Other income (expense):
Interest income	59,173	76,573	284,053	280,622
Interest expense	(92,887)	(137,706)	(316,592)	(460,129)

Other (expense) income, net	(33,714)	(61,133)	(32,539)	(179,507)

Net loss	$(2,441,878)	$(2,922,679)	$(8,123,400)	$(9,469,264)

Basic and diluted net loss per common share	$(.07)	$(0.10)	$(.22)	$(0.34)

Shares used in computing basic and diluted net loss per common share	36,475,433	27,916,186	36,426,315	27,567,879

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended,
	September 30, 2007	September 30, 2006
Operating activities
Net loss	$(8,123,400)	$(9,469,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	391,422	363,196
Stock-based compensation	996,769	1,258,068
In-process research and development	—	1,602,239
Non-cash interest on line of credit and notes payable	41,486	80,580
Changes in operating assets and liabilities, net of acquisition
Accounts receivable	167,450	(68,699)
Prepaid expenses and other current assets	345,877	41,926
Inventory	(248,143)	(347,550)
Deposits and other assets	(252,669)	(65,720)
Accounts payable	(411,432)	(253,167)
Accrued expenses	308,614	271,316
Net cash used in operating activities	(6,784,026)	(6,587,075)

Investment activities
Purchases of property and equipment	(86,777)	(209,159)
Acquisition of Andara Life Science, Inc.	(3,251)	(186,598)
Net cash used in investing activities	(90,028)	(395,757)

Financing activities
Proceeds from note payable	—	4,000,000
Proceeds from capital lease line	—	139,613
Payments on capital lease line	(250,429)	(224,290)
Payments on note payable and line of credit	(1,139,637)	(3,234,754)
Net proceeds from issuance of common stock	13,102	13,683
Net cash (used in) provided by financing activities	(1,376,964)	694,252

Net decrease in cash and cash equivalents	(8,251,018)	(6,288,580)
Cash and cash equivalents at beginning of period	11,835,534	11,346,372
Cash and cash equivalents at end of period	$3,584,516	$5,057,792

Supplemental disclosure of noncash investing and financing activities
Common stock warrants issued in connection with notes payable	$—	$77,918

Acquisition of Andara Life Science, Inc.
Fair value of assets acquired	—	3,526,937
Assumed liabilities	—	(425,000)
Acquisition costs incurred	—	(189,850)
Fair value of common stock issued	$—	$2,912,087

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.

Notes to Condensed Consolidated Financial Statements

1.	Nature of Business and Basis of Presentation

Cyberkinetics Neurotechnology Systems, Inc. (“Cyberkinetics” or the “Company”) is a medical device company engaged in the research, development, manufacture, sale and distribution of novel implantable products to treat neurological diseases and injuries of the central nervous system. Cyberkinetics is developing the Andara™ OFS™ Therapy which is intended to partially restore neurological functions, such as sensation and movement, by regenerating nerve tissue damaged in spinal cord injury. The Company is also developing clinical products for human use designed to detect and interpret brain activity in real time. Cyberkinetics operates one business segment, which is the development, manufacturing and marketing of neurological products. Since its inception on May 2, 2001, the Company has devoted its efforts principally to research and development, licensing of intellectual property, business development activities and raising capital. The primary focus of the Company’s current business strategy is to commercialize the Andara™ OFS™ Therapy as a treatment for acute spinal cord injuries.

In February 2006, the Company acquired Andara Life Science, Inc. (“Andara”), an Indiana corporation, through the merger of a wholly-owned subsidiary of Cyberkinetics with and into Andara. Prior to its acquisition, Andara was a privately-held company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University.

The Company's future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in, obtaining regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

Management expects that the Company will continue to incur negative cash flows and net losses for the foreseeable future. Based upon management's current plans, management believes that the Company's existing capital resources, plus proceeds from the private placement completed on November 13, 2007 (see Note 11), will be sufficient to meet the Company's operating expenses and capital requirements through at least March 2008. However, changes in management's business strategy, technology development, marketing plans or other events affecting management's operating plans and expenses, may result in the expenditure of existing cash before that time. If this occurs, the Company's ability to meet its cash obligations as they become due and payable will depend on the Company's ability to sell securities, borrow funds or some combination thereof. The Company may not be successful in raising necessary funds on acceptable terms, or at all. Having insufficient funds, the Company may be required to delay, scale back or eliminate some of its research and development activities or delay the launch of its product candidates.

The Company is currently seeking to increase its cash reserves by obtaining additional funding through public or private financing, including the placement of shares of preferred or common stock, collaborative arrangements with strategic partners, or through additional borrowing or other debt facilities.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States applicable to interim periods. These statements, however, are condensed and do not include all disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the Company’s consolidated financial statements and related footnotes for the fiscal year ended December 31, 2006, which are included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2007.

In the opinion of management, the unaudited financial statements contain all adjustments (all of which were considered normal and recurring) necessary to present fairly the Company’s financial position at September 30, 2007, the results of operations for the three months and nine months ended September 30, 2007 and September 30, 2006, and cash flows for the nine months ended September 30, 2007 and September 30, 2006. The preparation of the Company’s condensed consolidated financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts and disclosure of certain assets and liabilities at the balance sheet date.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

The results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year or any other interim period.

2.	Stock-Based Compensation

The Company accounts for all stock-based awards issued to employees in accordance with the provisions of SFAS No. 123 (revised 2004), Share-Based Payments (SFAS 123R). SFAS 123R requires companies to record compensation expense for stock options measured at fair value, on the date of grant, using an option-pricing model. The Company determines the fair value of stock options using the Black-Scholes valuation model. Stock-based compensation expense includes an estimate for forfeitures and is recognized over the vesting period of the award on a straight-line basis. The Company adjusts this estimate to reflect actual forfeitures at the end of each reporting period.

The Company accounts for stock-based awards issued to non-employees in accordance with the provisions of SFAS 123R and EITF No. 96-18, Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18), under which compensation expense is generally computed and recognized over the vesting period of the award.

The Company recorded stock-based compensation for stock-based awards granted to employees of $243,425 and $231,522, respectively, for the three months ended September 30, 2007 and 2006 and $848,986 and $673,265 for the nine months ended September 30, 2007 and 2006, respectively.

The weighted-average fair values of options granted to employees during the nine months ended September 30, 2007 and 2006 were $0.84 and $1.13 per share, respectively. Forfeitures were estimated based on historical experience and the Company expects forfeitures to be 5% annually. The following assumptions were made for options granted to employees during the nine months ended September 30, 2007 and 2006:

	2007	2006
Expected volatility (1)	104 - 130%	100%
Expected dividend yield (2)	0%	0%
Expected lives of options (in years) (3)	6.25	6.25
Risk-free interest rate (4)	4.55%	4.78%

(1)
The Company's common stock is approved for quotation on the Over-the-Counter Bulletin Board and began trading on October 15, 2004. Prior to 2007, the Company determined the expected volatility based on public small capitalization stocks with significant risk (scientific or otherwise), which tend to have a relatively high volatility. In 2007, the Company began calculating volatility based on its historical stock price.

(2)	No cash dividends have been declared on the Company's common stock since the Company's inception and the Company does not anticipate paying cash dividends over the expected term of the option.

(3)	The expected life is generally determined using the short-cut method permitted under SAB No. 107.

(4)	The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with maturity dates equivalent to the expected term of the option.

As of September 30, 2007, there was $1,576,163 of total unrecognized compensation cost related to non-vested options granted to employees under all equity compensation plans. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted-average period of 1.82 years.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

A summary of option activity for all plans for the nine months ended September 30, 2007 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Yrs.)	Aggregate Intrinsic Value
Outstanding at December 31, 2006	4,188,391	$0.76
Granted	680,800	$.98
Exercised	(130,271)	$.10
Forfeited	(460,541)	$1.21
Outstanding at September 30, 2007	4,278,379	$.76	7.86	$952,442
Exercisable at September 30, 2007	2,885,803	$.47	7.68	$950,496

The aggregate intrinsic value included in the table above represents the difference between the exercise price of the options and the market price of the Company's common stock for the options that had exercise prices that were lower than the $0.50 market price of the Company's common stock at September 30, 2007. The total intrinsic value of stock options exercised during the nine months ended September 30, 2007 and 2006 was $111,714 and $111,348, respectively, determined on the date of exercise. During the nine months ended September 30, 2007 and 2006, the Company received proceeds of $13,102 and $13,683, respectively, from the exercise of stock options.

Stock options issued to consultants have been recorded at fair value using the Black-Scholes option-pricing model. The Company computes the fair value of each tranche of options as it vests. The Company recorded stock-based compensation expense related to options issued to non employees of $15,573 and $190,173, during the three months ended September 30, 2007 and 2006, respectively, and $147,783 and $493,678 for the nine months ended September 30, 2007 and 2006, respectively.

3.	Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128), and related interpretations. Under the provisions of SFAS 128, basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents then outstanding. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and warrants. The Company has excluded the impact of all unvested restricted stock, stock options and warrants from the calculation of historical diluted net loss per common share because all such securities are antidilutive for all periods presented. As part of the Andara acquisition which closed during the first quarter of 2006, the Company issued 3,029,801 shares of common stock, of which 993,377 shares of common stock were issued pursuant to a restricted award and are subject to forfeiture. The shares subject to forfeiture have been excluded from the calculation of net loss per share. During 2006, the Company issued 100,000 shares of restricted stock to an employee. The unvested portion of such shares of restricted stock have been excluded from the calculation of net loss per share. The shares in escrow issued in connection with an Agreement and Plan of Merger in October 2004, which were cancelled in 2006, have been excluded from the calculation for all periods presented.

The following potentially dilutive, common share equivalents were excluded from the calculation of diluted and pro forma net loss per common share because their effect was anti-dilutive for each of the periods presented:

	As of
	September 30, 2007	September 30, 2006
Options	4,278,379	4,151,994
Warrants	10,536,968	6,079,410
Restricted stock	1,068,377	1,093,377
Total	15,883,724	11,324,781

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)
4.	Inventory

Inventory consists of the following:

	September 30, 2007	December 31, 2006
Raw materials	$389,089	$164,739
Work in process	286,638	317,413
Finished goods	270,363	215,795
Total	$946,090	$697,947

5.	Property and Equipment

Property and equipment consist of the following:

	September 30, 2007	December 31, 2006	Useful Life
Computer equipment	$273,142	$252,911	3 years
Software	218,417	193,806	3 years
Furniture and fixtures	84,770	61,445	3 years
Machinery and equipment	801,242	790,647	3 to 5 years
Leasehold improvements	67,912	59,896	Remaining lease term

	1,445,483	1,358,705
Less accumulated depreciation	(982,398)	(789,449)
Property and equipment, net	$463,085	$569,256

Depreciation expense, which includes amortization of assets under capital leases, was $66,122 and $62,347 for the three months ended September 30, 2007 and September 30, 2006, respectively and $192,948 and $194,987 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

6.	Commitments

Operating Leases

The Company leases office space in Foxborough, Massachusetts and office and laboratory space in Salt Lake City, Utah which is used for manufacturing and research and development. The Foxborough, Massachusetts lease expires on May 31, 2008, and the Company has an option to renew the lease at the end of the initial term for an additional five-year term. The Salt Lake City, Utah lease expires on November 30, 2009 and the Company has an option to renew the lease at the end of the initial lease term for an additional five-year term. Future minimum lease payments required under noncancellable operating leases at September 30, 2007, are as follows:

Period ending December 31:
2007	$84,903
2008	254,005
2009	181,500
Total minimum lease commitments	$520,408

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

Capital Leases

In October 2003, the Company entered into a loan and security agreement (the “Capital Lease Line”) with General Electric Capital Corporation (the “lender”) that allows the Company to borrow funds to finance the purchase of equipment, hardware, leasehold improvements and software. The Company may borrow up to $1,300,000 under this Capital Lease Line. As of September 30, 2007, the Company had borrowed approximately $1,200,000 under the Capital Lease Line. All borrowings under the Capital Lease Line are collateralized by the assets financed. In connection with the Capital Lease Line, the Company issued to the lender a warrant to purchase up to 20,000 shares of Series A Preferred Stock in 2003. Such warrant has since been converted to a warrant to purchase 20,000 shares of the Company’s common stock. The warrant, valued at $10,506 under the Black-Scholes model, is exercisable at the option of the holder at $1.00 per share, and expires ten years from the date of issuance. The Company recorded the fair value of this warrant as a deferred financing cost which is being amortized as interest expense over the term of the Capital Lease Line. The Capital Lease Line will expire upon the termination of the last remaining lease schedule which, as of September 30, 2007, is June 22, 2010.

All financings under the Capital Lease Line have a term of 42 months, a $1.00 buyout option and monthly payments ranging from approximately 2.7% to 2.9% of the total cost of the equipment financed.

Future minimum cash payments under the Capital Lease Line at September 30, 2007 are as follows:

Period ending December 31:
2007	$54,920
2008	170,797
2009	87,701
2010	13,948
327,366
Less amount representing interest	(31,567)
Present value of minimum future payments	295,799
Less current portion of capital leases	(159,970)
Long-term portion of capital leases	$135,829

7.	Notes Payable

On December 27, 2005, the Company entered into a Loan and Master Security Agreement (the “Loan Agreement”) with General Electric Capital Corporation (the “Lender”). The Loan Agreement provides for borrowings in an amount up to $6,000,000, of which $4,000,000 became available immediately (“Tranche 1”) and the remaining $2,000,000 would be available upon the achievement of certain milestones. Because the Company did not meet these milestones, the remaining $2,000,000 is no longer available. As a condition to borrowing any funds under Tranche 1, the Company was required to pay all amounts outstanding and due under the Company's existing $3,000,000 revolving line of credit with Silicon Valley Bank (“Line of Credit”) and fully satisfy and discharge all related liens, claims and encumbrances on our property and intellectual property. Borrowings are collateralized by the assets of the Company, excluding intellectual property. The Loan Agreement provides for customary conditions to the Company's ability to borrow, as well as customary covenants and default provisions. The Loan Agreement also contains certain acceleration clauses. Borrowings under the agreement bear interest at the Federal Reserve's Three (3) year Treasury Constant Maturities Rate plus 4.2 percent. The Company is required to make interest only payments on all draw-downs for the first six months and the remaining principal and interest will be repaid over 30 months. In connection with the execution of the Loan Agreement, the Company issued to the Lender a ten-year warrant to purchase up to 71,301 shares of common stock at an exercise price of $1.40 per share. The Company recorded the fair value of the warrant of $97,246 as deferred financing cost which amount is being amortized as interest expense over the term of the Loan. The fair value of the warrant was calculated using the Black-Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield, and a 10-year term.

On January 5, 2006, Company paid all amounts due and owing under the Line of Credit.

On January 10, 2006, the Company borrowed $4,000,000 under the Loan Agreement (the “Initial Borrowing”). The Initial Borrowing bears interest at 10.72% annually and interest only is payable for six months; thereafter, the Initial Borrowing is payable in thirty equal monthly payments of principal plus interest of $152,588. If the Company fails to pay any amounts borrowed when due, the Lender may declare that all amounts borrowed pursuant to the Loan Agreement are immediately due and payable. In connection with the Initial Borrowing, the Company issued to the Lender a ten-year warrant to purchase up to 55,944 shares of the Company's common stock at an exercise price of $1.79 per share. The warrant was valued under the Black Scholes option pricing model with the following assumptions: 100% volatility, risk-free interest rate of 3.75%, no dividend yield and a 10-year term. The Company recorded the fair value of the warrant of $77,918 as a deferred financing cost which amount is being amortized as interest expense over the thirty-six month term of the loan.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)
Future minimum cash payments with respect to the Initial Borrowing are as follows as of September 30, 2007:

Period ending December 31:
2007	$400,605
2008	1,713,714
2009	151,237
Total	2,265,556
Less current portion of loan	(1,668,595)
Long-term portion of loan	$596,961

8.	Preferred Stock

As of September 30, 2007 and December 31, 2006, the Company had 50,000,000 shares of preferred stock authorized and no shares issued and outstanding.

9.	Licensing Arrangements

In connection with the acquisition of Andara in February 2006, the Company became the licensee of an exclusive, sublicenseable, royalty bearing license with Purdue Research Foundation (“PRF”) for the development and commercialization of the PRF technology pertaining to the Andara™ OFS™ System and the Andara™ OFS Plus™ System, and a series of neurotrophic and other drugs to be utilized with the Andara™ OFS™ System or on their own. The Company agreed to pay royalties to PRF based upon gross receipts generated from the various licensed products. The OFS Plus™ technology is co-licensed from Indiana University Research and Technology Corporation (“IURT”). The Company has not yet generated any gross receipts related to the PRF technology. The Company agreed to pay a 3% royalty on product sales of the Andara™ OFS™ System and a 6% royalty on product sales of the Andara™ OFS Plus™ System. The Company may reduce, by up to 50%, the royalties due to PRF by the royalties paid to third parties provided the reductions do not exceed 50% during any given annual reporting period. The Company is not required to make any milestone payments related to the Andara™ OFS™ System and Andara™ OFS Plus™ System. For the remaining licensed products, the Company is obligated to make up to four milestone payments to PRF for each product; one at the completion of each clinical trial phase I, II and III, respectively and one at the time of the product launch. The milestone payments range from $30,000 due at completion of clinical trial phase I to $1,500,000 due at the time of product launch. Such payments vary in scale depending on potential market size of the product. The Company is obligated to make annual maintenance payments to PRF of $100,000 beginning in 2009, $250,000 in 2010 through 2012 and $500,000 in 2013 and beyond. These maintenance payments may be credited against any royalties or other payments due to PRF during the same annual period. This license agreement will terminate at the later of either the expiration of the last valid claim upon the patents or the tenth-year anniversary of the first commercial shipment of a licensed product.

10.	Recently Issued Accounting Standards

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with SFAS No. 109. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 will be applied to all tax positions accounted for under SFAS No. 109 upon initial adoption. The adoption of FIN 48 did not have a material impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company as of January 1, 2008. The Company is currently evaluating the impact, if any, of SFAS No. 157 on its consolidated financial statements.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact, if any, of adopting SFAS No. 159 on its financial position and results of operations.

11.	Subsequent Event

On November 13, 2007, the Company entered into a Joint Venture and Strategic Investment Agreement (the “Agreement”) with NeuroMetrix, Inc., a Delaware corporation located in Waltham, MA (“NURO”). Pursuant to the Agreement, the Company issued and sold to NURO in a private placement (i) 5,434,783 shares of its common stock, $0.001 par value per share (“Common Stock”), at price of $0.46 per share and (ii) a five-year warrant (the “Warrant”) to purchase an aggregate of 2,717,391 shares (the “Warrant Shares”) of Common Stock at an exercise price of $0.46 per share. The Company received aggregate cash proceeds of $2,500,000 from NURO in exchange for the Shares and the Warrant. In connection with the sale of the Shares and the Warrant, the Company entered into a Registration Rights Agreement with NURO pursuant to which the Company has agreed to register the Shares and the Warrant Shares for resale with the U.S. Securities and Exchange Commission on the occurrence of certain events after December 31, 2008. The Agreement provides for a one-year contractual restriction on the sale of the Shares and the Warrant Shares.

In addition to the private placement, the Agreement calls for the parties to negotiate a joint venture between the Company and NURO for the purpose of developing and commercializing new products for the treatment of peripheral nerve injury and disease. It is contemplated that initially, the Company would grant the newly-formed joint venture entity a license to use intellectual property related to its OFS™ Device and NURO would contribute cash and/or services of up to $1,000,000 during each of the first two years of the joint venture’s operation. Subsequent contributions to the joint venture entity will be made on an equal basis and expenditures will be made based on mutually agreeable annual budgets. The Company intends to enter into a definitive joint venture agreement within 90 days of the execution and delivery of the Agreement and each of the Company and NURO will own 50% of the equity interests of the joint venture entity.

The Agreement provides that under the joint venture, on the earliest to occur of December 31, 2009, or the date on which the first new product designed by the joint venture entity is available for commercial distribution, NURO would, for a period of 90 days, hold a right of first negotiation with respect to commercialization and development of all new products designed by the joint venture entity. In addition, the Agreement grants NURO a right of first negotiation with respect to the following: (i) if prior to December 31, 2008, the Company receives HDE approval with respect to the OFS™ Device, the Company desires to grant distribution rights with respect to the OFS™ Device to another party for treatment of spinal cord injuries, or the Company desires to transfer some or all of its rights to the OFS™ Device or assets related thereto, for a period of 90 days, NURO shall have the right of first negotiation with respect to the commercialization and distribution of the OFS™ Device in North America, or the acquisition of such distribution or other rights the Company proposes to transfer; and (ii) if prior to December 31, 2008 the Company determines that it is advisable and in its best interests to initiate a Change of Control Transaction (as defined in the Agreement), NURO shall have the right of first negotiation with respect to such change of control for a period of 30 days.

Terms of the Warrant

The Warrant is immediately exercisable in cash to purchase the Warrant Shares until the fifth anniversary of the date of issue. Pursuant to the Agreement, the Warrant must be exercised in full if the Company receives HDE approval for the OFS™ Device during the period the Warrant is exercisable. The exercise price may be paid pursuant to a cashless exercise provision after December 31, 2008, whether such exercise is voluntary or mandatory. If the Warrant is exercised in full for cash at the $0.46 per share exercise price, the Company would receive aggregate proceeds of approximately $1.25 million. The exercise price and the number of shares of Common Stock issuable pursuant to the Warrant are subject to customary adjustments.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

Terms of the Registration Rights Agreement

The Registration Rights Agreement requires the Company to file, at any time after December 31, 2008, a Registration Statement under the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission upon NURO’s request (limited to no more than two demand registrations) to register NURO’s Registrable Securities (as defined in the Registration Rights Agreement) for resale. In addition, if, at any time after December 31, 2008, the Company proposes to file a Registration Statement under the Act, whether on its behalf or on the behalf of its other shareholders, except in certain instances, the Registration Rights Agreement requires the Company to notify NURO of such registration and offer NURO the opportunity to register its Registrable Securities on such Registration Statement. The Company is obligated to use its reasonable best efforts to ensure the inclusion of NURO’s Registrable Securities in such filing. When a Registration Statement is required, the Company is obligated to file a Registration Statement as expeditiously as possible, unless its Chairman or CEO shall have sent a notice to NURO indicating that such efforts would be significantly disadvantageous to the Company. The Company is also obligated to use reasonable best efforts to keep the Registration Statement continuously effective until the earlier of 180 days from effectiveness, or the date on which all Registrable Securities so registered are sold.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations Forward Looking Statements

The following discussion of consolidated financial condition and results of operations of the company should be read in conjunction with the unaudited financial statements and the related notes thereto included elsewhere in this Form 10-QSB. Except for the historical information contained herein, the following discussion, as well as other information in this report, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” created by those sections. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our ability to secure regulatory approval for our products; our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the “risk factors” section of the Company’s Registration Statement filed with the U.S. Securities and Exchange Commission on Form SB-2 (file no. 333-144333) and our other public documents filed with the SEC.. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Overview

We are a medical device company focused on developing novel implantable products to treat neurological diseases and injuries of the central nervous system. Our lead proprietary technology, the Andara™ OFS™ Therapy, is based on the targeted delivery of electrical stimulation to the body in order to stimulate the growth of nerve fibers. The Andara™ OFS™ Therapy for spinal cord injury is an investigational device, not yet approved by the FDA, which is being developed as a single use implant to enhance neurological recovery in patients with devastating loss of movement and sensation. We believe, based on the results of our pre-clinical development and clinical trials to date, that our targeted electrical stimulation promotes the growth of nerve fibers across the damaged portion of the spinal cord. We believe that the Andara™ OFS™ Therapy will enhance the natural process of neuroplasticity to make new connections in the spinal cord that lead to partial restoration of neurological functions, such as sensation and movement, below the injury.

The Andara™ device is designed to be implanted in muscle tissue adjacent to the spinal column with electrical leads attached to the tissue next to the vertebrae, above and below the spinal cord injury. Our testing indicates that it can be implanted in an hour or less by a spine surgeon during the acute phase of treatment and is consistent with other surgical treatments for spinal cord injury. We believe that approximately one third of the estimated 11,000 individuals who suffer spinal cord injuries per year in the United States may be candidates for the Andara™ OFS™ Therapy. Because currently there are no approved treatments for acute spinal cord injury, we believe that if it is approved for use in humans, the Andara™ OFS™ Therapy may become the standard of care for such injuries. We believe that additional products based on the Andara™ OFS™ Therapy can be developed and used to treat other areas of the body where nerve fiber damage creates loss of function such as the treatment of peripheral nerve injuries, which are estimated to affect more than 100,000 people in the United States each year. We were recently granted a patent on an approach to improve and extend the benefits of the Andara™ OFS™ Therapy for the treatment of spinal cord injuries by combining our device with delivery of neurotrophic drugs.

The primary focus of our current business strategy is to commercialize the Andara™ OFS™ Therapy as a treatment for acute spinal cord injuries. After extensive pre-clinical development in cell culture, and small and large animal models, researchers at the Center for Paralysis Research at Purdue University and at Indiana University completed in 2004 a Phase Ia, 10-patient clinical trial of the Andara™ OFS™ System in patients with spinal cord injuries. Results from that Phase Ia trial were published in the January 2005 issue of the Journal of Neurosurgery: Spine. Four additional patients subsequently enrolled in this trial. We believe that the results of this study demonstrate that there is a strong likelihood that the recovery of neurological function produced by the device will be above expectations for spontaneous recovery.

In September 2006, the Food and Drug Administration (FDA) designated the Andara™ OFS™ Therapy as a Humanitarian Use Device, a designation based on a potential U.S. patient population of less than 4,000 patients per year. In order to receive marketing approval as a Humanitarian Use Device, we must demonstrate that our devices are safe, potentially effective and that their benefits outweigh their associated risks. As the second of two steps in the Humanitarian Use approval process, we filed a Humanitarian Device Exemption (HDE) in February 2007. Our filing included a summary of extensive pre-clinical testing as well as the data we have collected from a relatively small sample size of 14 patients.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

In May 2007 the FDA sent us a letter informing us that it had completed an initial scientific review of our application and indicating that it requires additional information to determine if the device meets the statutory criteria for approval. The letter specified the need for extensive additional data in a number of areas, namely, clinical data, study analysis, biocompatibility, sterilization, animal data, device description, testing, and labeling. Foremost among these is the need to provide clinical data demonstrating that the use of the Andara™ OFS™ device results in a clinically significant benefit or functional improvement in patients that is superior to surgery and medication alone. The FDA's letter noted that, while the data provided in our original HDE submission demonstrated improved sensory and motor function, it is not clear whether these improvements are clinically significant. The FDA's letter also cited certain publications that concluded that improvements in motor function should be a primary endpoint of clinical study. Although we believe that improvement in motor function is an important measure, we are seeking the FDA's determination of probable benefit primarily on the basis of clinically significant improvement in sensory function.

On July 10, 2007, we submitted our response to the FDA's letter in the form of an amendment to our HDE application. Our response included additional clinical data from the phase Ia trial, detailed statistical comparisons of this data to the placebo group of a larger clinical trial of spinal cord injury that has a similar design, additional data and several new analyses requested by the FDA, a discussion of the clinical significance of improvement in the sensory response, as well as detailed answers to specific questions raised (See: Our Business - Clinical Trials).  The FDA will have at least 75 days to review the amended application after it is received and may have additional questions for us or request additional data and information. Although we believe that we have provided the FDA with the information requested, we cannot provide any assurance that (i) our response will be satisfactory to the FDA or that we will not have to conduct additional significant, lengthy and expensive clinical trials before the FDA would grant its approval to market the Andara™ OFS™ System, or (ii) the FDA will ever grant such approval.

Our second proprietary technology allows us to create neural interfaces that interact with and recover signals from the cortex, or outer layer, of the brain at the level of individual cells. Our BrainGate device, which is based on this technology, has been used in pilot trials to enable people with severe disabilities to control a computer with thought alone. We have also developed another variation of our neural interface technology, the NeuroPort™ System, which is being developed to diagnose and treat a wide range of neurological diseases, including epilepsy. We also sell a line of pre-clinical research products that are used by pre-clinical neuroscience researchers in a wide variety of leading-edge brain research applications.

We believe that our products that are designed to use targeted electrical stimulation for nerve fiber growth and our neural interface systems are unique and innovative. We are developing our intellectual property position relating to key aspects of our Andara™ OFS™ Therapy and we believe that our intellectual property portfolio will provide us with an advantage over our competitors.

The long-term success of our business is dependent on the development and commercialization of advanced neurological products such as the Andara™ OFS™ Therapy and additional products based on the technology underlying the Andara™ OFS™ Therapy that may be developed. We have been unprofitable since our inception in May 2001 and we expect to incur substantial additional operating losses for the foreseeable future as we continue to expand our product development activities. As of September 30, 2007, our accumulated deficit was $42,399,000. We expect to incur substantial losses for the next several years as we:

●	continue to develop the Andara™ OFS™ Therapy and additional products based on the Andara™ OFS™ Therapy that may be developed;

●	continue to enroll new patients in our clinical studies and continue to seek regulatory approvals;

●	develop and commercialize our product candidates, if any, that receive regulatory approval;

●	continue to expand our research and development programs;

●	acquire or in-license products, technologies or businesses that are complementary to our own; and

●	incur general and administrative expenses related to operating as a public company.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

We have a limited history of operations. Through September 30, 2007, we have generated limited revenue from product sales and from grant income. Since inception we have financed operations primarily through private placements of equity securities, capital lease and debt facilities, and to a much more limited extent, revenue from product sales and sponsored research. Our business is subject to significant risks, including, but not limited to, the risks inherent in our ongoing clinical trials and the regulatory approval process, the results of our research and development efforts, competition from other products and uncertainties associated with obtaining and enforcing intellectual property rights. Accordingly, our activities to date are not as broad in depth or in scope as the activities we may undertake in the future, and our operating results or financial position or our lack of profitably as a commercial enterprise are not necessarily indicative of our future operating results.

Cyberkinetics became a publicly traded entity through a reverse merger. We were originally incorporated in the State of Nevada on February 6, 2002 as Trafalgar Ventures Inc. (“Trafalgar”). On July 23, 2004, Trafalgar, certain stockholders of Trafalgar, Trafalgar Acquisition Corporation, a Nevada corporation (“Merger Sub”), and Cyberkinetics, Inc., a privately-held Delaware corporation (“Cyberkinetics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Trafalgar, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cyberkinetics in exchange for shares of Trafalgar's common stock (the “Merger”). The Merger closed on October 7, 2004. Immediately upon closing, Trafalgar effected a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to “Cyberkinetics Neurotechnology Systems, Inc.” Until the Merger with Cyberkinetics, we were in the business of mineral exploration, but had not generated revenues from operations. Post-merger, we ceased all operations in the mineral exploration industry and now we operate as the parent company of Cyberkinetics, Inc.

In February 2006, we acquired Andara™ Life Science, Inc. (“Andara™”), an Indiana corporation, through the merger of a wholly-owned subsidiary of ours with and into Andara™ (the “Andara™ Merger”). Prior to its acquisition by us, Andara™ was a privately held company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University.

Andara™ was acquired pursuant to the terms and conditions of an Agreement and Plan of Merger dated February 14, 2006 (the “Andara™ Merger Agreement”), among us, Andara™ and Andara™ Acquisition Corp (“Acquisition”), a wholly-owned subsidiary of ours. Acquisition merged with and into Andara™ and all of the issued and outstanding capital stock of Andara™ was exchanged for an aggregate of 3,029,801 shares of our common stock, $0.001 par value per share (“Common Stock”), of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture (the “Restricted Stock”). As a result of the Andara™ Merger, Andara™ became a wholly-owned subsidiary of ours. The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Andara™ Merger.

Research and Development

Our research and development activities have been primarily focused on the development of the Andara™ OFS™ Therapy, the BrainGate System and the NeuroPort™ System. Our research and development expenses consist primarily of compensation and other expenses for research and development personnel, fees paid to engineering consultants, non-cash stock compensation expense, costs associated with the clinical trials of our product candidates, supplies and materials, depreciation and facility costs. We charge all research and development expenses to operations as they are incurred.

During 2007, our research and development activities principally related to obtaining regulatory approval for the Andara™ OFS™ System, and to a lesser extent the pilot clinical trial of the BrainGate System and the development of the NeuroPort™ System. A significant portion of this spending consisted of outside consulting services for the Andara™ OFS™ System and, to a lesser extent, the BrainGate System.

In the future, our rate of spending is likely to increase as we develop the portfolio of product candidates acquired from Andara. These product candidates include the proprietary Andara™ OFS™ System, which we are preparing to launch in the first half of 2008 if we receive FDA clearance. We may also commence a pilot clinical trial on the Andara™ OFS™ PLUS System within the next few years. The initial version of the BrainGate System is not expected to be commercially launched for several years, if at all. In order to become a commercial product, the rate of spending on the BrainGate System will need to substantially increase as additional clinical trials are performed. However, as we devote more of our resources to the Andara™ OFS™ Therapy, we have reduced our spending on the BrainGate System and other neural interface products. Future development of our neural interface programs, including clinical trials, will be limited to activities funded by revenue from our research business and from research contracts from academic institutions funded by NIH grants. We have also initiated development of a completely implantable sensor and signal transmission system for long-term use that is being designed to be operated by the user outside of the hospital setting. Such a system will require substantial time to develop and is unlikely to be launched until after the initial version of the BrainGate System has been more fully-developed, which development is expected to take years.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

The lengthy process of seeking regulatory approvals for our product candidates, and the subsequent compliance with applicable regulations, requires the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, have a material adverse effect on our results of operations.

Three Months Ended September 30, 2007 and 2006

Revenues

Product Sales and Gross Margin.  Beginning in 2006, we changed our business focus to the Andara™ OFS™ Therapy from the development of our advanced neurological products,, such as the NeuroPort™ and BrainGate™ Systems. We also sell our Research Products line of neural recording arrays and data acquisition systems to neuroscience researchers. We expect that our sales from Research Products will continue to be limited and continue to fluctuate. For the three months ended September 30, 2007, product sales decreased $21,000 to $257,000 from $278,000 for the three months ended September 30, 2006. The decrease in sales was principally related to a decrease in the number of Research Products units sold coupled with a decrease in the average selling price of products sold, in part related to the sale of a low-priced demo unit. This decline in Research Product sales in the third quarter was partially offset by the sale of a custom Andara™ OFS™ System, provided to a hospital in Europe under a compassionate use exemption. The gross margin on product sales was approximately 48% and 70% for the three months ended September 30, 2007 and 2006, respectively. The decrease in gross margin for the three months ended September 30, 2007 was principally a result of the product mix and pricing effects mentioned above, partially offset by the sale of the custom Andara™ OFS™ System. Because the custom Andara™ OFS™ System sold during the quarter was still under development, certain costs which normally would have been charged to cost of sales were expensed as incurred to research and development.

Grant Income.  Revenue from grants increased $3,000 to $94,000 for the three months ended September 30, 2007 from $91,000 for the three months ended September 30, 2006. Grant revenue is realized from our subcontract with Case Western Reserve University.

Expenses

Research and Development.  Research and development expenses decreased $631,000 to $1,173,000 for the three months ended September 30, 2007 from $1,804,000 for the three months ended September 30, 2006. The decrease was principally due to a $374,000 decrease in outside consulting services primarily associated with finalizing the manufacturing design and process, and preparing the FDA submission for the Andara™ OFS™ System. In addition, there was a decrease of $202,000 in stock-based compensation expense attributable primarily to options issued to consultants. The fair values of stock options issued to consultants are calculated for each option tranche as it vests. The decrease in stock-based compensation during the quarter was primarily a result of a decrease in the number of non-vested options outstanding as well as a decline in our stock price compared to the prior year. The remaining decrease principally related to a decrease in compensation and other related expenses due to a reduction in research and development staff.

Sales and Marketing.  Sales and marketing expenses increased $162,000 to $442,000 for the three months ended September 30, 2007 from $280,000 for the three months ended September 30, 2006. The increase was partly a result of an increase of $133,000 for compensation and other related expenses associated with developing a sales and marketing organization to prepare for the launch of the Andara™ OFS™ System. The remaining increase principally consisted of outside consulting services and other operating costs associated with initial marketing efforts for the anticipated launch of the Andara™ OFS™ System which could occur in the first half of 2008.

General and Administrative.  General and administrative expenses decreased $52,000 to $1,011,000 for the three months ended September 30, 2007 as compared to $1,063,000 for the three months ended September 30, 2006. The decrease was primarily due to a $101,000 decrease in legal, accounting and other public company costs, including investor relations costs. This decrease was partially offset by an increase in outside consulting fees and an increase in compensation expense for our existing and incremental general and administrative staff, including compensation expense incurred as a result of our hiring a Chief Financial Officer in September 2006.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

Other Income and Expenses

Other Income (Expense), Net.  Interest income decreased $18,000 to $59,000 for the three months ended September 30, 2007 as compared to $77,000 for the three months ended September 30, 2006. The decrease in interest income was primarily due to lower average invested cash balances. Interest expense decreased $45,000 to $93,000 for the three months ended September 30, 2007 from $138,000 for the three months ended September 30, 2006. The decrease was related to lower average borrowings.

Net Loss

Net Loss.  Net loss decreased $481,000 to $2,442,000 for the three months ended September 30, 2007 as compared to $2,923,000 for the three months ended September 30, 2006. The decrease in net loss was primarily due to a decrease in engineering and manufacturing expenses partially offset by increased marketing efforts related to the anticipated launch of the Andara™ OFS™ System in the first half of 2008 and costs associated with preparing the FDA submission for the Andara™ OFS™ System. Our net loss per common share decreased $0.03 per share to $0.07 per share for the three months ended September 30, 2007 from $0.10 per share for the three months ended September 30, 2006. The decrease in net loss per share was due to a decrease in net loss and to an increase in the weighted average common shares outstanding. The weighted average common shares outstanding increased by 8,559,000 to 36,475,000 for the three months ended September 30, 2007 from 27,916,000 for the three months ended September 30, 2006. Weighted-average common shares outstanding increased primarily as a result of the issuance of 8,337,000 shares in connection with our private placement in October 2006.

Nine Months Ended September 30, 2007 and 2006

Revenues

Product Sales and Gross Margin.  Beginning in 2006, we changed our business focus to the Andara™ OFS™ Therapy from the development of our advanced neurological products,, such as the NeuroPort™ and BrainGate™ Systems. We also sell our Research Products line of neural recording arrays and data acquisition systems to neuroscience researchers. We expect that our sales from Research Products will continue to be limited and continue to fluctuate. For the nine months ended September 30, 2007, product sales increased $263,000 to $968,000 from $705,000 for the nine months ended September 30, 2006. The increase in sales was principally related to an increase in the number of Research Products units sold as well as two custom Andara™ OFS™ Systems sold during the period under a compassionate use exemption in Europe. The gross margin on product sales was approximately 61% and 60% for the nine months ended September 30, 2007 and 2006, respectively. The modest increase in gross margin for the nine months September June 30, 2007 was principally a result of the two custom Andara™ OFS™ Systems sold. Because the custom Andara™ OFS™ Systems sold during the nine months ended September 30, 2007 were still under development, certain costs which normally would have been charged to cost of sales were expensed as incurred to research and development.

Grant Income.  Revenue from grants decreased $200,000 to $320,000 for the nine months ended September 30, 2007 from $520,000 for the nine months ended September 30, 2006. Grant revenue was realized from our subcontract with Case Western Reserve University. The decrease in grant revenue was expected in part because the nine months ended September 30, 2006 included revenue for services performed from September 2005, the initial period covered by the subcontract, through September 30, 2006. The agreement was signed in March 2006. Under our revenue recognition policy we do not recognize revenue until we have received a signed contract and, accordingly, revenue associated with the services rendered from September 2005 through December 2005 was deferred at December 31, 2005. The year to year comparisons were also affected by the absence, in the nine months ended September 30, 2007, of research grants obtained from the U.S. government through the Small Business Innovation Research (“SBIR”) program. All of our remaining SBIR grants were completed during 2006. We no longer submit SBIR grant applications because of the uncertainties concerning the availability of these types of grants to public companies.

Expenses

Research and Development.  Research and development expenses decreased $351,000 to $4,454,000 for the nine months ended September 30, 2007 from $4,805,000 for the nine months ended September 30, 2006. The decrease was principally due to a decrease of $373,000 in stock-based compensation expense attributable primarily to options issued to consultants. The fair values of stock options issued to consultants are calculated for each option tranche as it vests. The decrease in stock-based compensation during the period was primarily a result of a decrease in the number of non-vested options outstanding as well as a decline in our stock price compared to the prior year. This decrease was partially offset by an increase in outside consulting services primarily associated with finalizing the manufacturing design and process, and preparing the FDA submission for the Andara™ OFS™ System.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

Sales and Marketing.  Sales and marketing expenses increased $537,000 to $1,146,000 for the nine months ended September 30, 2007 from $609,000 for the nine months ended September 30, 2006. The increase was partly a result of an increase of $327,000 for compensation and other related expenses associated with developing a sales and marketing organization to prepare for the launch of the Andara™ OFS™ System. The remaining increase principally consisted of outside consulting services and other operating costs associated with initial marketing efforts for the anticipated launch of the Andara™ OFS™ System which could occur in the first half of 2008.

General and Administrative.  General and administrative expenses increased $179,000 to $3,399,000 for the nine months ended September 30, 2007 as compared to $3,220,000 for the nine months ended September 30, 2006. The increase was primarily due to a $250,000 increase in compensation and other related expenses for our existing and incremental general and administrative staff, including compensation expense incurred as a result of our hiring a Chief Financial Officer in September 2006. The increase also included an increase in stock-based compensation of $75,000 principally related to stock options and restricted stock granted to our Chief Financial Officer. These increases were partially offset by a net decrease of $146,000 in legal, accounting and other public company costs, including investor relations costs.

Other Income and Expenses

Other Income (Expense), Net.  Interest income increased $3,000 to $284,000 for the nine months ended September 30, 2007 from $281,000 for the nine months ended September 30, 2006. The increase in interest income was primarily the result of a higher rate of return on invested balances. Interest expense decreased $143,000 to $317,000 for the nine months ended September 30, 2007 from $460,000 for the nine months ended September 30, 2006. The decrease was related to lower average borrowings.

Net Loss

Net Loss.  Net loss decreased $1,346,000 to $8,123,000 for the nine months ended September 30, 2007 as compared to $9,469,000 for the nine months ended September 30, 2006. The net loss in 2006 included a charge of $1,602,000 for in-process research and development recorded in connection with the acquisition of Andara. Excluding the in-process research and development charge, our net loss increased $256,000 which primarily reflects increased engineering, manufacturing and marketing efforts related to the anticipated launch of the Andara™ OFS System in the first half of 2008. Our net loss per common share decreased $0.12 per share to $0.22 per share for the nine months ended September 30, 2007 from $0.34 per share for the nine months ended September 30, 2006. The decrease in net loss per share was due to a decrease in net loss and to an increase in the weighted average common shares outstanding. The weighted average common shares outstanding increased by 8,858,000 to 36,426,000 for the nine months ended September 30, 2007 from 27,568,000 for the nine months ended September 30, 2006. Weighted-average common shares outstanding increased primarily as a result of the issuance of 8,337,000 shares in connection with our private placement in October 2006 and the issuance of 2,036,000 unrestricted shares in connection with the acquisition of Andara Life Science, Inc. in February 2006.

Liquidity and Capital Resources

Since inception we have financed operations primarily through private placements of equity securities, capital lease and debt facilities, and to a much more limited extent, revenue from product sales and sponsored research. We have received net proceeds of $34,550,000 from private placements of equity securities through September 30, 2007. We also borrowed $5,201,000 through September 30, 2007 under various debt facilities. As of September 30, 2007, we had $3,585,000 of cash and cash equivalents on hand.

Net cash used in operating activities was $6,784,000 for the nine months ended September 30, 2007. The primary use of cash was to fund our operating losses. The net loss for the nine months ended September 30, 2007 was $8,123,000. Included in this loss were non-cash expenses totaling $1,430,000 consisting of stock-based compensation expense of $997,000, depreciation and amortization expense of $391,000 and non-cash interest expense of $41,000. The use of cash for operations included costs associated with preparing for the anticipated launch of the Andara™ OFS™ System, continued efforts on our BrainGate and NeuroPort™ programs and costs associated with operating as a public company. Working capital changes that affected our cash position include a use of cash of $253,000 associated with an increase to deposits and other assets, an increase of $248,000 in inventory and a net decrease in accounts payable and accrued expenses of $102,000, partially offset by a decrease of $346,000 in prepaid expenses and other current assets and $167,000 related to a decrease in accounts receivable. The increase in deposits and other long term assets was primarily due to $295,000 of deferred financing costs associated with our efforts to raise additional funds through a public financing.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

Net cash used in investing activities was $90,000 for the nine months ended September 30, 2007. We used cash to purchase equipment primarily for use in our manufacturing and research and development activities.

Net cash used in financing activities was $1,377,000 for the nine months ended September 30, 2007. We made payments of $1,140,000 and $250,000 under our notes payable and capital lease line, respectively. In addition, we received $13,000 in proceeds from the issuance of common stock related to the exercise of stock options.

Our future capital requirements will depend upon many factors, including advancement of our research and development programs and clinical studies, progress with marketing our technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in obtaining, regulatory approvals, competing technological and market developments, and our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

We expect to continue to incur significant negative cash flows and net losses for the foreseeable future. Based upon our current plans, we believe that our existing capital resources as of September 30, 2007, plus proceeds from the private placement completed on November 13, 2007, are sufficient to meet our operating expenses and capital requirements through at least March 2008. However, changes in our business strategy, technology development or marketing plans or other events affecting our operating plans and expenses may result in the expenditure of our existing cash before that time. If this occurs, our ability to meet our cash obligations as they become due and payable will depend on our ability to sell additional equity securities, to borrow funds or to obtain funding through some combination thereof. We may not be successful in raising any necessary funds on acceptable terms, or at all. Without sufficient funds, we would be forced to delay, scale back or eliminate some of our research and development activities or delay the launch of our product candidates. Ultimately, if we were unable to raise sufficient additional financing, we will not be able to continue our operations.

We are currently seeking to increase our cash reserves by obtaining additional funding through public or private financing, including the placement of shares of preferred or common stock, collaborative arrangements with strategic partners, or through additional borrowing or other debt facilities.

Off-Balance Sheet Arrangements

As of September 30, 2007, we had no off-balance sheet arrangements.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:

Revenue Recognition.  We recognize revenue from product sales and research grants. Product sales consist of sales of our line of brain-computer interface equipment to universities and research hospitals involved in neurological research. Research grants consist of grants obtained from the United States government as well as through subcontracts with research partners.

Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. Revenue is not recognized until title and risk of loss have transferred to the customer, which generally occurs at the time of shipment. Terms for customers are generally FOB shipping. The product operates without any custom configuration or installation. Product sales do not contain multiple elements. Following shipment, there are no customer acceptance requirements or installation obligations or continuing service requirements incumbent on us. Terms of product sales contain no contractual rights of return. In practice, we have not experienced or granted rights of return.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

We recognize revenues from research grants as reimbursable eligible costs are incurred. Eligible costs typically include direct labor costs, other direct costs as outlined in the grant, such as lab materials and supplies and consulting costs, and an overhead allocation as specifically defined by the grant. In accordance with Emerging Issues Task Force (EITF) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, we record grant revenues on a gross basis as we are the primary obligor with respect to our research and development activities. We are subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received. Historically, we have not been required to make any adjustments to the amount of grant revenues recorded and funds received as a result of grant audits.

Accounts Receivable.  Accounts receivable represent amounts due from customers for goods shipped. We generally extend 30-day payment terms to our customers, and we do not require collateral. We periodically assess the collectibility of our receivables and establish reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. We have not experienced significant collection problems to date. If our collection history or aging of accounts receivable deteriorates, we may have to record a charge to operations to establish an allowance for doubtful accounts.

Inventories.  Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. Inventories consist of raw materials, work-in-process and finished goods. We periodically review our inventory for excess, obsolescence or quality issues. Should we conclude that we have inventory for which we cannot recover our costs as a result of such review, we would have to record a charge to operations classified as cost of products sold.

Property and Equipment and Identifiable Intangible Assets.  We periodically review our property and equipment and identifiable intangible assets for impairment. In determining whether an asset is impaired, we must make assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other related factors. If these estimates or their related assumptions change, we may be required to record impairment charges for these assets.

Goodwill.  In assessing the recoverability of our goodwill, we make assumptions, at least annually, regarding its fair value, including estimated future cash flows and other factors. We currently make this annual assessment as of October 1 each year. This process is subjective and requires judgment. If these estimates or their related assumptions change in the future, or if actual cash flows are below estimates, we may be required to record goodwill impairment charges.

Acquired In-Process Research and Development  During the first quarter of 2006, we recorded a charge of $1,602,000 related to the write-off of acquired in-process research and development, or IPR&D, related to the purchase of research and development obtained in the acquisition of Andara Life Science, Inc. The amount expensed as IPR&D represents the estimated fair value of purchased in-process technology for projects that, as of the acquisition date, had not reached technological feasibility and had no alternative future use. The estimated fair value of these projects was determined based on the use of a discounted cash flow model using a discount rate of 36%.

As of September 30, 2007, we estimated future research and development expenses of approximately $12,895,000 would be incurred to complete the Andara OFS and Andara OFS PLUS projects. These projects, which were in various stages of development, from preclinical through pilot clinical trials are, unless they have been discontinued, expected to reach completion at various dates ranging from 2007 through 2013.

The major risks and uncertainties associated with the timely and successful completion of these projects are that we will not be able to confirm the safety and efficacy of the technology with data from clinical trials and that we will not be able to obtain necessary regulatory approvals. No assurance can be given that the underlying assumptions used to forecast the cash flows or the timely and successful completion of such projects will materialize, as estimated. For these reasons, among others, actual results may vary significantly from estimated results.

Stock-Based Compensation.  Prior to January 1, 2006, we accounted for stock-based awards issued to employees under our stock-based compensation plans using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations. Accordingly, no compensation expense was recorded for options awarded to employees with exercise prices equal to or in excess of the stock's fair market value on the grant date. We elected to adopt, for periods prior to January 1, 2006, the disclosure requirements of FASB Statement No. 123, Accounting for Stock-Based Compensation , as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure (collectively, SFAS 123) which used a fair value based method of accounting for share-based awards. Effective January 1, 2006, we adopted SFAS No. 123 (revised 2004), Share-Based Payments (SFAS 123R) using the modified prospective transition method. In conjunction with the adoption of SFAS 123R, we applied the principles of Staff Accounting Bulletin No. 107 (SAB 107), which provides guidance on the implementation of SFAS 123R.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

SFAS 123R requires companies to record compensation expense for stock options measured at fair value, on the date of grant, using an option-pricing model. We elected to determine the fair value of stock options using the Black-Scholes valuation model, which is consistent with our valuation techniques previously utilized under SFAS 123. The use of the Black-Scholes valuation model requires us to make assumptions regarding the expected term of the option, the forfeiture rate and the volatility of the underlying stock.

On November 10, 2005, the FASB issued FASB Staff Position SFAS 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. We have elected to adopt the alternative transition method provided by the FASB Staff Position for calculating the tax effects (if any) of stock-based compensation expense pursuant to SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool related to the tax effects of employee stock-based compensation, and to determine the subsequent impact to the additional paid-in capital pool and the consolidated statements of operations and cash flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123R.

We account for stock-based awards issued to non-employees in accordance with the provisions of SFAS 123R and EITF No. 96-18, Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18), under which compensation expense is generally computed and recognized over the vesting period of the award.

Recently Issued Accounting Standards

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with SFAS No. 109. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 will be applied to all tax positions accounted for under SFAS No. 109 upon initial adoption. The adoption of FIN 48 did not have a material impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company as of January 1, 2008. We are currently evaluating the impact, if any, of SFAS No. 157 on our consolidated financial statements.

 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for the Company on January 1, 2008. We are currently evaluating the impact, if any, of adopting SFAS No. 159 on our financial position and results of operations.

Item 3. Controls and Procedures.

Disclosure Controls and Procedures.

The Company’s management, with the participation of the Company’s Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the Company’s Principal Executive Officer and Principal Financial Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act. The Company’s Principal Executive Officer and Principal Financial Officer have further concluded that, as of the end of such period, the Company’s controls and procedures are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s Principal Executive Officer and Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

Internal Control Over Financial Reporting.

There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) during the Company’s fiscal quarter ended September 30, 2007, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Part II: Other Information

Item 1. Legal Proceedings

We are not a party to any material legal proceedings.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

Not applicable.

Item 4. Submission of Matters to a Vote of Security Holders

Not applicable.

Item 5. Other Information

Subsequent Events

On November 13, 2007, we entered into a Joint Venture and Strategic Investment Agreement (the “Agreement”) with NeuroMetrix, Inc., a Delaware corporation located in Waltham, MA (“NURO”). Pursuant to the Agreement, we issued and sold to NURO in a private placement (i) 5,434,783 shares of our common stock, $0.001 par value per share (“Common Stock”), at price of $0.46 per share and (ii) a five-year warrant (the “Warrant”) to purchase an aggregate of 2,717,391 shares (the “Warrant Shares”) of Common Stock at an exercise price of $0.46 per share. We received aggregate cash proceeds of $2,500,000 from NURO in exchange for the Shares and the Warrant. In connection with the sale of the Shares and the Warrant, we entered into a Registration Rights Agreement with NURO pursuant to which we have agreed to register the Shares and the Warrant Shares for resale with the U.S. Securities and Exchange Commission on the occurrence of certain events after December 31, 2008. The Agreement provides for a one-year contractual restriction on the sale of the Shares and the Warrant Shares.

In addition to the private placement, the Agreement calls for the parties to negotiate a joint venture between us and NURO for the purpose of developing and commercializing new products for the treatment of peripheral nerve injury and disease. It is contemplated that initially, we would grant the newly-formed joint venture entity a license to use intellectual property related to our OFS™ Device and NURO would contribute cash and/or services of up to $1,000,000 during each of the first two years of the joint venture’s operation. Subsequent contributions to the joint venture entity will be made on an equal basis and expenditures will be made based on mutually agreeable annual budgets. We intend to enter into a definitive joint venture agreement within 90 days of the execution and delivery of the Agreement and each of us and NURO will own 50% of the equity interests of the joint venture entity.

The Agreement provides that under the joint venture, on the earliest to occur of December 31, 2009, or the date on which the first new product designed by the joint venture entity is available for commercial distribution, NURO would, for a period of 90 days, hold a right of first negotiation with respect to commercialization and development of all new products designed by the joint venture entity. In addition, the Agreement grants NURO a right of first negotiation with respect to the following: (i) if prior to December 31, 2008, we receive HDE approval with respect to the OFS™ Device, we desire to grant distribution rights with respect to the OFS™ Device to another party for treatment of spinal cord injuries, or we desire to transfer some or all of our rights to the OFS™ Device or assets related thereto, for a period of 90 days, NURO shall have the right of first negotiation with respect to the commercialization and distribution of the OFS™ Device in North America, or the acquisition of such distribution or other rights we propose to transfer; and (ii) if prior to December 31, 2008 we determine that it is advisable and in our best interests to initiate a Change of Control Transaction (as defined in the Agreement), NURO shall have the right of first negotiation with respect to such change of control for a period of 30 days.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

The foregoing summary is qualified in its entirety by reference to the Agreement which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Terms of the Warrant

The Warrant is immediately exercisable in cash to purchase the Warrant Shares until the fifth anniversary of the date of issue. Pursuant to the Agreement, the Warrant must be exercised in full if we receive HDE approval for the OFS™ Device during the period the Warrant is exercisable. The exercise price may be paid pursuant to a cashless exercise provision after December 31, 2008, whether such exercise is voluntary or mandatory. If the Warrant is exercised in full for cash at the $0.46 per share exercise price, we would receive aggregate proceeds of approximately $1.25 million. The exercise price and the number of shares of Common Stock issuable pursuant to the Warrant are subject to customary adjustments.

The foregoing summary is qualified in its entirety by reference to the form of the Warrant, which is filed with this report as Exhibit 4.1 and incorporated herein by reference.

Terms of the Registration Rights Agreement

The Registration Rights Agreement requires us to file, at any time after December 31, 2008, a Registration Statement under the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission upon NURO’s request (limited to no more than two demand registrations) to register NURO’s Registrable Securities (as defined in the Registration Rights Agreement) for resale. In addition, if, at any time after December 31, 2008, we propose to file a Registration Statement under the Act, whether on our behalf or on the behalf of other our shareholders, except in certain instances, the Registration Rights Agreement requires us to notify NURO of such registration and offer NURO the opportunity to register its Registrable Securities on such Registration Statement. We are obligated to use our reasonable best efforts to ensure the inclusion of NURO’s Registrable Securities in such filing. When a Registration Statement is required, we are obligated to file a Registration Statement as expeditiously as possible, unless our Chairman or CEO shall have sent a notice to NURO indicating that such efforts would be significantly disadvantageous to us. We are also obligated to use reasonable best efforts to keep the Registration Statement continuously effective until the earlier of 180 days from effectiveness, or the date on which all Registrable Securities so registered are sold.

The foregoing summary is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed with this report as Exhibit 4.2 and incorporated herein by reference.

On November 14, 2007, the Company issued a press release announcing its financial results for the quarter ended September 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1.

On November 14, 2007, the Company issued a press release announcing a strategic alliance with NeuroMetrix, Inc. A copy of this press release is attached hereto as Exhibit 99.2.

Item 6. Exhibits

The exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer (Principal Executive Officer) Date: November 14, 2007

By:	/s/ Kurt H. Kruger
Kurt H. Kruger
Chief Financial Officer (Principal Financial Officer) Date: November 14, 2007

Cyberkinetics Neurotechnology Systems Inc.

Notes to Condensed Consolidated Financial Statements - (continued)

EXHIBIT INDEX

4.1	Warrant to Purchase Common Stock dated November 13, 2007

4.2	Registration Rights Agreement dated November 13, 2007

10.1	Joint Venture and Strategic Investment Agreement dated November 13, 2007

31.1	Certification of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32*	Certification of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1*	Press release dated November 14, 2007 announcing results for the quarter ended September 30, 2007.

99.2*	Press release dated November 14, 2007 announcing a strategic alliance with NeuroMetrix, Inc.

*
This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Exhibit 4.1
COMMON STOCK PURCHASE WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

Date: November 13, 2007	NO. 111307

WARRANT TO PURCHASE COMMON STOCK

OF

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

(Subject to Adjustment)

THIS CERTIFIES THAT, for value received, NeuroMetrix, Inc. ("Holder"), is entitled, subject to the terms and conditions of this Common Stock Purchase Warrant (this "Warrant"), at any time or from time to time after the date hereof (the "Effective Date"), to purchase up to Two Million Seven Hundred Seventeen Thousand Three Hundred Ninety-One (2,717,391) shares (the "Warrant Shares") of Common Stock (as defined below), from Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation (the "Company"), at an exercise price per share equal to $.46 (the "Purchase Price). This Warrant shall expire at 5:00 p.m. Eastern Time on that date which is sixty (60) months from the date of this Warrant (the "Expiration Date"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued in connection with that certain Joint Venture and Strategic Investment Agreement (the "Investment Agreement") executed by and between the Company and Holder and Holder is required under the terms and conditions thereof to exercise this Warrant in full under certain circumstances specified therein.

1.  CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

"1933 Act" shall mean the Securities Act of 1933, as amended.

"Common Stock" shall mean the common stock of the Company, par value $0.001 per share, and any other securities at any time receivable or issuable upon exercise of this Warrant.

"Fair Market Value" or "FMV" of a share of Common Stock as of a particular date shall mean:

(a)  If traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange over the five (5) business days ending immediately prior to the applicable date of valuation;

(b)  If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

(c)  If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including due consideration of the Holders' determination of the value of the Company.

"SEC" shall mean the Securities and Exchange Commission.

2.  EXERCISE OF WARRANT

2.1.  Exercise, Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part (except that it may not be exercised in part in connection with an exercise by NURO that is required under the terms of the Investment Agreement) at any time or from time to time, on or before the Expiration Date by (i) the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the address of the Company as set forth herein, and (ii) surrendering this Warrant at the address of the Company and providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"); provided, however, with respect to any voluntary or mandatory exercise of this Warrant after December 31, 2008, the Holder may elect, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below (the “Election”), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X= Y(A-B)/A

Where X = The number of Warrant Shares to be issued to the Holder upon an Election.

Y = The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.

A = The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.

B = The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof.

2

2.2.  Common Stock Certificates; Fractional Shares. Following he Company's receipt of a Notice of Exercise, the Company will use commercially reasonable efforts to cause the delivery within three (3) Trading Days of such receipt, to the person or persons entitled to receive the same, a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. The Company shall register the number of shares of Common Stock issuable upon exercise on the share register of the Company. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.

2.3.  Partial Exercise: Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Common Stock Purchase Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3.  TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1.  Adjustment for Stock Splits. Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

4.2.  Adjustment for Dividends or Distributions of Stock or Other Securities or Property. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

3

4.3.  Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change `with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

4.4.  Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant (in all cases without regard to any limitations on the exercise of this Warrant), during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5.  Conversion of Common Stock. If all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been deliverable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of securities of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

4

5.  LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6.  REPRESENTATION. The Company hereby covenants that all shares issuable upon exercise of this Warrant, when delivered upon such exercise, shall be free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock for issuance upon exercise of this Warrant.

7.  REGISTRATION. The Company has agreed to register the Warrant Shares under certain terms and conditions pursuant to the Registration Rights Agreement dated as of the hereof by and between the Company and Holder.

8.  RESTRICTIONS ON TRANSFER.

8.1.  The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144 or pursuant to some other applicable exemption from registration.

8.2.  This Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the "Assignment"), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company set forth herein and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

5

9.  COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an "accredited investor" as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof may not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, unless net exercised (in which case the holding period shall start earlier), and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

6

10.  NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

11.  NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto with copies to (a) Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attn: H. David Henken and Daniel P. Adams and (b) Ice Miller LLP, One American Square, Suite 3100, Indianapolis, Indiana 46282, Attn: John R. Thornburgh and Kristine C. Danz. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender's email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 11.

12.  HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

13.  GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.

14.  NOTICES OF RECORD DATE. In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose:

(a)  of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

(b)  of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

7

(c)  of any voluntary dissolution, liquidation or winding-up of the Company; or

(d)  of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date of the proposed action therein specified.

15.  SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.  SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

17.  REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder and the Company will be entitled to specific performance hereunder. The parties agree that monetary damages alone may not be adequate compensation for any loss incurred by reason of any breach of obligations hereunder and agrees to waive in any action for specific performance of any such obligation the defense that remedy at law would be adequate.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of this 13th day of November, 2007.

CYBERKINETICS NEUROTECHNOLOGY
SYSTEMS, INC.

By: /s/ Timothy R. Surgenor
Name: Timothy R. Surgenor
Title: President and Chief Executive Officer

Address for Notices:

100 Foxborough Boulevard, Suite 240
Foxborough, Massachusetts 02035
Facsimile: (508) 549-9985

With a copy to:

Ice Miller LLP
One American Square, Suite 3100
Indianapolis, Indiana 46202-0200
Facsimile: (317) 236-2219
Attn: John R. Thornburgh and Kristine C. Danz

NEUROMETRIX, INC.

By: /s/ Shai N. Gozani
Name: Shai N. Gozani, M.D., Ph.D.
Title: President and Chief Executive Officer

Address for Notices:

62 Fourth Avenue
Waltham, Massachusetts 02451
Facsimile: (781) 890-1556

With a copy to:

Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Facsimile: (617) 523-1231
Attn: H. David Henken and Daniel P. Adams

9

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

WARRANT NO. ___________________

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of Cyberkinetics Neurotechnology Systems, Inc., as provided for therein, and (check the applicable box):

□ Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities; or

□ Pursuant to the cashless exercise feature set forth in Section 2.11

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:________________________

Address: ________________________

Signature: ________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

1 Available only for voluntary or mandatory exercises of this Warrant after December 31, 2008.

10

EXHIBIT 2

ASSIGNMENT

(TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE) WARRANT NO.-___

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

NAMES(s) OF ASSIGNEE(s)	ADDRESS(es) OF ASSIGNEE(s)	# OF WARRANTS

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:____________________________, 20__

Signature:______________________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule l7Ad-15.

11

Exhibit 4.2

Registration Rights Agreement

by and among

Cyberkinetics Neurotechnology Systems, Inc.

and

NeuroMetrix, Inc.

Dated as of November 13, 2007

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of November 13, 2007 is made and entered into by and among CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC., a Delaware corporation (together with its successors and assigns, the "Company") and NEUROMETRIX, INC., a Delaware corporation (the "Holder").

Preliminary Statement

This Agreement is made pursuant to that certain Joint Venture and Strategic Investment Agreement, dated of even date herewith, by and between the Company and the Holder (the "Investment Agreement").

Agreement

In consideration of the mutual covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

ARTICLE I.

Definitions

Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

"Agreement" means this Registration Rights Agreement, as the same shall be amended from time to time.

"Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

"Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

"Common Stock" means shares of Common Stock, par value $0.001 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

"Company" has the meaning ascribed to it in the preamble.

“Demand Registration” has the meaning set forth in Section 2.01.

"Excess Amount" means the number of Registrable Securities requested by the Holder to be sold pursuant to Section 2.01 which the Managing Underwriter determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range reasonably acceptable to the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2

"Form S-4" means Form S-4 promulgated by the Commission under the Securities Act, or any successor or similar registration statement.

"Form S-8" means Form S-8 promulgated by the Commission under the Securities Act, or any successor or similar registration statement.

"Holder" has the meaning ascribed to it in the preamble.

"Indemnified Party" means a party entitled to indemnity in accordance with Section 4.03.

"Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 4.03.

"Inspectors" has the meaning ascribed to it in Section 3.01(h).

"Investment Agreement" has the meaning ascribed to it in the Preliminary Statement.

"Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

"Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union or association.

"Piggyback Registration" has the meaning ascribed to it in Section 2.02.

"Public Offering" means any offering of Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

"Records" has the meaning ascribed to it in Section 3.01(h).

"Registrable Securities" means (a) the Shares acquired by the Holder pursuant to the Investment Agreement, including any Shares acquired upon exercise of the warrant purchased thereunder, and (b) any additional Shares issued or distributed to the Holder by way of a dividend, stock split, conversion, or other distribution in respect of Shares described in the foregoing clause (a) or acquired by way of any rights offering or similar offering made in respect of Shares described in the foregoing clause (a). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 3.02.

"Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Selling Holder" has the meaning set forth in Section 3.01.

3

"Shares" means shares of Common Stock.

“Withdrawal Election” has the meaning set forth in Section 3.02(b).

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01.  Demand Registration.

(a)  Request for Registration. At any time after December 31, 2008, the Holder may make a written request for registration under the 1933 Act of all or part of their Registrable Securities (a "Demand Registration"); provided that the Company shall not be obligated to effect more than two (2) Demand Registrations. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall not include any Registrable Securities which it wishes to offer for its own account in any Demand Registration without the prior written consent of the Holder.

(b)  Effective Registration. A registration will not count as a Demand Registration until it has become effective.

(c)  Underwritten Offering. If the Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holder shall select one or more nationally recognized firms of investment bankers, reasonably acceptable to the Company, to act as the Managing Underwriter in connection with such offering and shall select any additional managers to be used in connection with the offering.

Section 2.02.  Piggy-Back Registration. If at any time after December 31, 2008, the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account or for the account of any holders of any Shares (other than a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the Commission, a registration filed upon the demand of any of the Company's other securityholders (who have contractual demand registration rights prohibiting other shares from being added to such registration statement), or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holder as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer the Holder the opportunity to register such number of shares of Registrable Securities as the Holder may request in writing within five (5) days of receipt of such notice on behalf of itself (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use reasonable best efforts to cause the Managing Underwriter of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company or other securityholders of the Company are included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.03(b), the Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw within twenty (20) days of its request for inclusion.

4

To the extent the related registration statement was filed by the Company for its own account or filed for the account of any of the Company's securityholders (other than the Holder), the Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

Section 2.03.  Reduction of Offering.

(a)  Notwithstanding anything contained herein, if the Managing Underwriter of an offering described in Sections 2.01 or 2.02 determines that the size of the offering that the Holder, the Company and/or such other Persons intend to make is such that the success of the offering would be materially adversely affected by inclusion of the number of Registrable Securities or other securities requested to be included, then (i) with respect to a Demand Registration, the Company shall include in such registration all of the Registrable Securities requested to be included in such offering by the Holder other than the Registrable Securities, if any, equal to the Excess Amount and (ii) in the case of a Piggyback Registration, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holder) and, if securities are being offered for the account of other Persons as well as the Company, with respect to the Registrable Securities intended to be offered by the Holder, the proportion by which the amount of such class of securities intended to be offered by the Holder is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holder and third parties such reduction may be all of such class of securities).

(b)  If, as a result of the proration provisions of Section 2.03(a), the Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that the Holder has requested to be included, the Holder may elect to withdraw its request to include Registrable Securities in such registration (a "Withdrawal Election"); provided however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, the Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

ARTICLE III.

REGISTRATION PROCEDURES

Section 3.01.  Filings; Information. Whenever the Holder requests that any Registrable Securities be registered pursuant to Section 2.01 hereof (the "Selling Holder"), the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, but only to the extent that registration is then available for the Holder on the applicable required form for registration promulgated by the Commission for such intended method of disposition, and in connection with any such request:

(a)  The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) 180 days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Company shall furnish to the Selling Holder a certificate signed by either its Chairman or Chief Executive Officer stating that in his good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.01.

5

(b)  The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Selling Holder, one law firm representing the Selling Holder, and the Managing Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to prompt review and approval by the foregoing, and thereafter furnish to the Selling Holder, counsel and the Managing Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Selling Holder, such law firm or the Managing Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Selling Holder.

(c)  After the filing of the registration statement, the Company will promptly notify the Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)  The Company will use reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holder reasonably (in light of the Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Selling Holder to consummate the disposition of the Registrable Securities owned by the Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)  The Company will immediately notify the Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Selling Holder any such supplement or amendment.

(f)  The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and the Selling Holder may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of the Managing Underwriters also be made to and for the benefit of the Selling Holder.

(g)  The Chairman of the Board of Directors of the Company, the Chief Executive Officer of the Company and other members of the management of the Company will cooperate fully in any offering of Registrable Securities hereunder, including, without limitation, participation in meetings with potential investors and preparation of all materials for such investors.

6

(h)  The Company will deliver promptly to the Selling Holder of such Registrable Securities and the Managing Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and make available for inspection by the Selling Holder of such Registrable Securities, the Managing Underwriter, if any, participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Selling Holder or the Managing Underwriter (collectively, the "Inspectors"), (it being understood that the Company is responsible for payment of the reasonable fees and expenses of only one law firm pursuant to clause (viii) of Section 3.02) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Selling Holder agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. The Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(i)  The Company will use its reasonable best efforts to furnish to the Selling Holder and to the Managing Underwriter, if any, a signed counterpart, addressed to the Selling Holder or the Managing Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holder of Registrable Securities included in such offering or the Managing Underwriter therefor reasonably requests.

(j)  The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

(k)  The Company will use its reasonable best efforts (a) to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

7

(l)  The Company may require the Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

The Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.01(e) hereof, the Selling Holder will forthwith discontinue and cause its Affiliates to discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.01(e) hereof and, if so directed by the Company, the Selling Holder will deliver to the Company all copies, other than permanent file copies then in the Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.01(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.01(e) hereof to the date when the Company shall make available to the Selling Holder of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.01(e) hereof.

Section 3.02.  Registration Expenses. In connection with any Demand Registration pursuant to Section 2.01 hereof, and any registration statement filed pursuant to Section 2.02 hereof, the Company shall pay the following registration expenses incurred in connection with the registration hereunder, whether or not such registration becomes effective (collectively, the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with any listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.01(i) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one law firm (who shall be reasonably acceptable to the Company) for the Selling Holder. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of- pocket expenses of the Holder.

ARTICLE IV.

INDEMNIFICATION

Section 4.01.  Indemnification by the Company. The Company agrees to indemnify and hold harmless the Selling Holder, its officers, directors and agents, and each Person, if any, who controls the Selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any loss, claim, damage or liability and any action in respect thereof to which the Selling Holder, its officers, directors and agents, and any such controlling Person may become subject under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Selling Holder, its officers, directors and agents, and each such controlling Person for any legal and other expenses reasonably incurred by the Selling Holder, its officers, directors and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also agrees to indemnify the Managing Underwriter of the Registrable Securities, their officers and directors and each Person who controls the Managing Underwriter on substantially the same basis as that of the indemnification of the Selling Holder provided in this Section 4.01; provided, that the indemnity agreement contained in this Section 4.01 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability and any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim damage, liability and any action in respect thereof to the extent that it arises from or is based upon written information relating to a Person furnished expressly for use in connection with such registration by such Person, nor shall the Company be liable to any Person for any such loss, claim, damage or liability and any action in respect thereof to the extent it arises from or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after the Company had provided written notice to such Person that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Person that such registration statement or prospectus contained such omission or alleged omission, or (iii) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the 1933 Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Company to such Person.

8

Section 4.02.  Indemnification by the Holder of Registrable Securities. The Selling Holder agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with reference to information related to the Selling Holder furnished in writing by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The Selling Holder also agrees to indemnify and hold harmless the Managing Underwriter of the Registrable Securities, their officers and directors and each Person who controls the Managing Underwriter on substantially the same basis as that of the indemnification of the Company provided in this Section; provided that in no event shall any indemnity obligation under this Section exceed the net proceeds from the offering received by the Selling Holder.

Section 4.03.  Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Sections 4.01 or 4.02 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Sections 4.01 or 4.02 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) based upon the written opinion of counsel of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

9

Section 4.04.  Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the (Company and the Selling Holder, on the one hand, and the Managing Underwriter, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holder, on the one hand, and the Managing Underwriter, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holder, on the one hand, and of the Managing Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and the Selling Holder, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and, the Selling Holder, on the one hand, and the Managing Underwriter, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holder bears to the total underwriting discounts and commissions received by the Managing Underwriter, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holder, on the one hand, and of the Managing Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holder or by the Managing Underwriter. The relative fault of the Company, on the one hand, and of the Selling Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access-to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this, the Managing Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Managing Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10

ARTICLE V.

MISCELLANEOUS.

Section 5.01.  Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

Section 5.02.  Rule 144. The Company covenants that it will use its reasonable best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as the Holder may reasonably request, all to the extent reasonably required from time to time to enable the Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

Section 5.03.  Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (registered or certified mail, postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Holder, to:

NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, MA 02451
Attn: Chief Financial Officer
Telephone No.: (781) 890-9989
Facsimile No.: (781) 890-1556

11

With a copy to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Telephone No.: (617) 570-1000
Facsimile No.: (617) 523-1231
Attn: H. David Henken and Daniel P. Adams

If to the Company, to:

Cyberkinetics Neurotechnology Systems, Inc.
100 Foxborough Blvd.
Foxborough, MA 02035
Attn: Chief Financial Officer
Telephone No.: 508-549-9981 Ext. 21
Facsimile No.: 508-549-9985

With a copy to:

Ice Miller LLP
One American Square
Suite 3100
Indianapolis, IN 46282-0200
Telephone No.: (317) 236-2405
Facsimile No.: (317) 236-2219
Attn: John R. Thornburgh and Kristine C. Danz

With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 5.03, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given five days after deposit with the United States Post Office (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

Section 5.04.  Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

Section 5.05.  Amendment. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and the Holder.

Section 5.06.  Waiver. Subject to Section 5.07, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

12

Section 5.07.  Consents and Waivers by Holders of Registrable Securities. Any consent of the Holder pursuant to this Agreement, and any waiver by the Holder of any provision of this Agreement, shall be in writing and may be given or taken by the Holder.

Section 5.08.  No Third Party Beneficiary. It is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IV.

Section 5.09.  Successors and Assigns. This Agreement is binding upon, and inures to the benefit of the parties hereto and their respective successors and assigns (including any assignee or transferee of at least 25% of the Registrable Securities then owned by NURO). The Company shall not assign its rights under this Agreement without the prior written consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof, the Securities Act or any securities or blue sky laws of any jurisdiction.

Section 5.10.  Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 5.11.  Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 5.12.  Remedies. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and the Holder hereby waive any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Company or Holder from pursuing any other rights and remedies at law or in equity which such party may have.

Section 5.13.  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

13

Section 5.14.  Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

[Signatures on next page.]

14

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor, President and CEO

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani
Shai N. Gozani, President and CEO

15

Exhibit 10.1

JOINT VENTURE AND STRATEGIC INVESTMENT AGREEMENT

This Joint Venture and Strategic Investment Agreement ("Agreement") is made and entered into this 13th day of November, 2007 (the "Effective Date"), by and between Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation with its principal offices at 100 Foxborough Blvd., Foxborough MA 02035 ("CYKN") and NEUROMetrix, Inc., a Delaware corporation with its principal offices at 62 Fourth Avenue, Waltham, MA 02451("NURO").

Preliminary Statement

This Agreement sets forth the agreements which have been reached between the parties hereto with respect to (a) a summary of the principal terms and conditions of a joint venture relationship to be established by CYKN and NURO, (b) the terms and conditions of NURO's strategic purchase of (i) shares of common stock, par value of $0.001 per share, of CYKN ("Common Stock") and (ii) a warrant to purchase Common Stock, and (c) certain other related matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CYKN and NURO hereby agree as follows:

1.  Joint Venture.

(a)  Establishment of Joint Venture. Immediately after the execution and delivery of this Agreement, CYKN and NURO each agree to cause its respective representatives to enter into good faith negotiations regarding the establishment of a joint venture (the “Joint Venture”). The Joint Venture will be created by the parties hereto by organizing a new entity under the laws of the State of Delaware which will be jointly owned by them (“Newco”), with each of CYKN and NURO owning 50% of the equity interests in Newco. The purpose of the Joint Venture will be to develop and commercialize products for the treatment of peripheral nerve injury and disease (the “New Products”) based on CYKN’s intellectual property related to CYKN’s Oscillating Field Stimulator™ device (the “OFS™ Device”) and such other intellectual property as may be contributed to, or acquired or developed by, Newco. As consideration for their equity interests in the Joint Venture, (i) CYKN will contribute to Newco exclusive rights to the intellectual property related to the OFS™ Device for the treatment of peripheral nerve injury and disease and (ii) NURO will contribute to Newco over a two-year period an aggregate of up to Two Million Dollars ($2,000,000) in cash and/or personnel, resources or other value for the initial development efforts of Newco (the “Initial Contributions”). All capital and other resources required by Newco after the Initial Contributions will be contributed by CYKN and NURO on an equal basis and all expenditures of Newco will be made in a manner consistent with an annual budget mutually agreed upon by CYKN and NURO. The rights, benefits, obligations and liabilities of CYKN, NURO and Newco will be governed by the terms and conditions of a written agreement to be mutually agreed upon by the parties hereto (the “JV Agreement”), which the parties intend to enter into no later than ninety (90) days after the date of this Agreement. Under the JV Agreement, among other things, Newco shall be responsible for satisfying any royalty obligations of CYKN to any third party arising out of the activities of Newco.

1

(b)  Distribution Right of First Negotiation. Commencing on the earlier of (i) December 31, 2009 or (ii) the date upon which the first New Product of Newco is available for commercial distribution, and for the 90-day period immediately thereafter, the parties shall enter into good faith negotiations regarding the terms of, and the definitive agreements required to consummate, a mutually agreed upon exclusive arrangement for NURO to commercialize and distribute anywhere in North America, and if mutually agreed upon in other parts of the world, any or all New Products.

2.  Right of First Negotiation - the OFS™ Device. In the event that prior to December 31, 2008 (a) CYKN receives approval from the United States Food & Drug Administration for the use of the OFS™ Device in the treatment of spinal cord injuries under the Humanitarian Device Exemption; (b) CYKN desires to grant distribution rights with respect to the OFS™ Device used for treatment of spinal cord injuries or the assets related to such OFS™ Device to another party or (c) CYKN desires to transfer some or all of its rights, title or interest in the OFS™ Device used for treatment of spinal cord injuries or the assets related to such OFS™ Device to another party (each, an “OFS Trigger Event”), CYKN shall, within five (5) days of the occurrence of such OFS Trigger Event, provide a written notice describing the occurrence of such OFS Trigger Event and, in the case of an OFS Trigger Event described in (b) or (c) above, the rights (including rights to any tangible or intangible property) it desires to grant or transfer (an “OFS Negotiation Notice”). Upon receipt of an OFS Negotiation Notice, NURO shall have a ten (10) day period in which to determine whether it desires to negotiate for, in the case of an OFS Trigger Event described in clause (a) or (b) of such term, the exclusive right to commercialize and distribute the OFS™ Device anywhere in North America or, in the case of an OFS Trigger Event described in clause (c) of such term, the acquisition of the rights described in the OFS Negotiation Notice (in either case, the “OFS Assets”), and to deliver to CYKN a non-binding term sheet (the “OFS Term Sheet”) proposing the terms on which NURO would be willing to enter into such a transaction. In the event that NURO delivers an OFS Term Sheet, the parties shall enter into good faith negotiations regarding the terms of, and the definitive documents required to consummate, the transaction described in the OFS Term Sheet. In the event that the parties are unable to enter into a definitive agreement for a transaction within ninety (90) days of the date on which CYKN delivers the OFS Negotiation Notice to NURO, then CYKN shall be free to transfer the OFS Assets to a third party on terms, in the aggregate, no more favorable to the third party than those set forth on the OFS Term Sheet during its negotiations with CYKN or subsequently offered by NURO during its negotiations with CYKN. In the event that NURO does not timely provide an OFS Term Sheet to CYKN, then CYKN shall be free to license or transfer the OFS Assets to a third party on any terms acceptable to CYKN. All rights of NURO under this Section 2 shall expire on December 31, 2008 if no OFS Trigger Event shall occur prior to such date. If any OFS Trigger Event shall occur prior to December 31, 2008, the parties shall remain obligated to fulfill their obligations hereunder with respect to such OFS Trigger Event even if the ninety (90) day period described above shall extend beyond December 31, 2008.

3.  Right of First Negotiation Regarding a Change of Control Transaction. In the event that prior to December 31, 2008 the Board of Directors of CYKN determines that it is in the best interests of CYKN to initiate any process (a "COC Trigger Event") to sell all or substantially all of the assets of CYKN, whether by way or merger or consolidation, stock purchase, asset sale or otherwise, or otherwise engage in any transaction (other than any transaction involving the offer or sale of securities of CYKN for the purpose of raising capital for CYKN) in which holders of CYKN's voting securities immediately prior to such transaction will not, directly or indirectly, continue to hold as least a majority of the outstanding voting securities of CYKN (each of the events described in this subsection, a "Change of Control Transaction"), CYKN shall, within five (5) days of the occurrence of such COC Trigger Event, provide a written notice describing the occurrence of such COC Trigger Event (a "COC Negotiation Notice"). Upon receipt of COC Negotiation Notice, NURO shall have a ten (10) day period in which to determine whether it desires to negotiate a Change of Control Transaction with CYKN, and to deliver to CYKN a non binding term sheet (the "COC Term Sheet") proposing the terms on which NURO would be willing to consummate the Change of Control Transaction. In the event that NURO delivers a COC Term Sheet, the parties shall enter into good faith negotiations regarding the terms of, and the definitive documents required to consummate, a Change of Control Transaction. In the event that the parties are unable to enter into a definitive agreement for a Change of Control Transaction within thirty (30) days of the date on which CYKN delivers the COC Negotiation Notice to NURO, then CYKN shall be free to enter into a Change of Control Transaction with a third party on terms, in the aggregate, no more favorable to the third party than those set forth on the COC Term Sheet or subsequently offered by NURO during its negotiations with CYKN. In the event that NURO does not timely provide a COC Term Sheet to CYKN, then CYKN shall be free to enter into a Change of Control Transaction with a third party on any terms acceptable to CYKN. All rights of NURO under this Section 3 shall expire on December 31, 2008 if no COC Trigger Event shall occur prior to such date. If a COC Trigger Event shall occur prior to December 31, 2008, the parties shall remain obligated to fulfill their obligations hereunder with respect to such COC Trigger Event even if the thirty (30) day period described above shall extend beyond December 31, 2008.

2

4.  NURO Investment.

(a)  Purchase of Common Stock. Simultaneously with the execution and delivery of this Agreement, NURO hereby purchases from CYKN and CYKN hereby issues and sells to NURO, 5,434,783 shares of Common Stock (collectively, the "CYKN Shares") for an aggregate purchase price of Two Million Four Hundred Ninety-Five Thousand Dollars ($2,495,000) (the "CYKN Shares Consideration").

(b)  Purchase of Warrant. Simultaneously with the execution and delivery of this Agreement, NURO hereby purchases from CYKN and CYKN hereby issues and sells to NURO a Warrant to Purchase Common Stock, a copy of which is attached hereto and incorporated herein as Exhibit A (the "Warrant"), whereby NURO has the right to purchase, at $.46 per share, 2,717,391 shares of Common Stock (collectively, the "Warrant Shares") for an aggregate purchase price of Five Thousand Dollars ($5,000) (the "Warrant Consideration"; and together with the CYKN Shares Consideration the "Original Investment Amount"). No party shall take an inconsistent position in any tax filing with respect to the allocation of the Original Investment Amount with respect to the CYKN shares and the Warrant as provided for herein. NURO shall, at its option, be entitled to exercise the Warrant at any time (in whole or in part) commencing on the date of this Agreement and continuing thereafter until the fifth anniversary of the date of this Agreement (the "Warrant Exercise Period"); provided, however, in the event that CYKN receives approval from the United States Food & Drug Administration for the use and sale of the OFS™ Device under the Humanitarian Device Exemption at any time during the Warrant Exercise Period, NURO shall be obligated to exercise the Warrant in full within ten (10) days after receipt of written notice from CYKN of the receipt of such approval.

5.  Representations and Warranties of CYKN. CYKN hereby makes the representations and warranties set forth below to NURO:

(a)  Subsidiaries. CYKN owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary of CYKN free and clear of any liens (other than the lien in favor of General Electric Capital Corporation in connection with financial accommodations provided by it to CYKN), and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. For purposes of this Agreement, this Agreement, the Warrant, the Registration Rights Agreement (as hereinafter defined) and any other documents or agreements executed in connection with the transactions contemplated hereunder are collectively referred to herein as the "Transaction Documents".

3

(b)  Organization and Qualification. CYKN and each subsidiary of CYKN is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its businesses currently conducted. Neither CYKN nor any subsidiary of CYKN is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. CYKN and each subsidiary of CYKN is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of CYKN and the subsidiaries of CYKN, taken as a whole, or (iii) a material adverse effect on CYKN's ability to perform in any material respect on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect") and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. CYKN has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by CYKN and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of CYKN and no further action is required by CYKN in connection therewith other than in connection with the Required Approvals (as hereinafter defined). Each of the Transaction Documents has been (or upon delivery will have been) duly executed by CYKN and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of CYKN enforceable against CYKN in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by CYKN, the issuance and sale of the CYKN Shares and the Warrant and the consummation by CYKN of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of CYKN or any CYKN subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of CYKN or any subsidiary of CYKN, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a company or subsidiary debt or otherwise) or other understanding to which CYKN or any subsidiary of CYKN is a party or by which any property or asset of CYKN or any subsidiary of CYKN is bound or affected, or (iii) subject to the required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which CYKN or any subsidiary of CYKN is subject (including federal and state securities laws and regulations), or by which any property or asset of CYKN or any subsidiary of CYKN is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

4

(e)  Filings, Consents and Approvals. CYKN is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by CYKN of the Transaction Documents, other than consents and approvals already obtained by CYKN and the filing of Form D with the United States Securities and Exchange Commission (the "Commission") and such other filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f)  Issuance of the Securities. The CYKN Shares, the Warrant and the Warrant Shares (collectively, the "Securities") are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by CYKN other than restrictions on transfer provided for in the Transaction Documents (or as required under federal or applicable state securities laws). CYKN has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable to NURO pursuant to this Agreement and the Warrant.

(g)  Capitalization. The authorized capital stock of CYKN consists of 100,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of undesignated preferred stock. As of the date hereof, there were 37,566,908 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, there were outstanding options and warrants to purchase 14,779,815 shares of Common Stock. All of the outstanding shares of capital stock of CYKN are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of CYKN or others is required for the issuance and sale of the CYKN Shares or the Warrant. There are no stockholders agreements, voting agreements or other similar agreements with respect to CYKN's capital stock to which CYKN is a party or, to the knowledge of CYKN, between or among any of CYKN's stockholders. No anti-dilution or other similar rights will be triggered by the issuance of the Securities pursuant to this Agreement and the Warrant.

(h)  Material Changes. Since June 30, 2007, (i) CYKN has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements (as defined below) pursuant to GAAP, (ii) CYKN has not altered its method of accounting, and (iii) CYKN has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares or its capital stock.

(i)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of CYKN, threatened against or affecting CYKN, any subsidiary of CYKN or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Common Stock or (ii) could, if there were an unfavorable decision, result in a Material Adverse Effect. Neither CYKN nor any subsidiary of CYKN, nor any current director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of CYKN, there's not pending or contemplated, any investigation by the Commission involving CYKN or any current director or officer of CYKN.

5

(j)  Permits. CYKN and each subsidiary of CYKN possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not result in a Material Adverse Effect ("Material Permits"), and neither CYKN nor any subsidiary of CYKN has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(k)  Patents and Trademarks. CYKN and each Subsidiary of CYKN have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither CYKN nor any subsidiary of CYKN has received a written notice that the Intellectual Property Rights used by CYKN or any subsidiary of CYKN violates or infringes upon the rights of any other individual, partnership corporation, limited liability company or other entity ("Person"). To the knowledge of CYKN, all such Intellectual Property Rights are enforceable and there is no existing infringement by any other Person of any of the Intellectual Property Rights. There is no claim, action or proceeding pending, or to the knowledge of CYKN threatened, against CYKN or any subsidiary of CYKN regarding its Intellectual Property Rights.

CYKN is unaware of any facts or circumstances that would give rise to such foregoing infringements, claims, actions or proceedings. CYKN and each subsidiary of CYKN has taken reasonable security measures to protect the secrecy and confidentiality of their Intellectual Property Rights.

(l)  Certain Fees. No brokerage or finder's fees or commissions are or will be payable by CYKN to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement except as previously disclosed to NURO in writing. Assuming NURO has not incurred any obligation as a result of its own independent actions, NURO shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

(m)  Private Placement. Assuming the accuracy of NURO's representations and warranties set forth in subsections (d), (e) and (f) of Section 6 hereof, no registration under the Securities Act of 1933, as amended (the "Securities Act") is required for the offer and sale of the CYKN Shares or the Warrant by CYKN to NURO as contemplated hereby.

(n)  Investment Company. CYKN is not, and is not an affiliate of, and immediately after receipt of payment for the CYKN Shares and the Warrant, will not be or be an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. CYKN shall conduct its business in manner so that it will not become subject to the Investment Company Act of 1940.

6

(o)  Registration Rights. Other than as contemplated hereby, registrations that CYKN was required to effectuate and keep effective in connection with the PIPE transactions that CYKN entered into in 2004, 2005 and 2006, and piggy-back registration rights granted to certain holders of warrants issued by CYKN, no person has any right to cause CYKN to effect the registration under the Securities Act of any securities of CYKN.

(p)  Financial Statements. CYKN has made available to NURO its (a) audited balance sheets as at December 31, 2005 and 2006 and related statements of operations, changes in stockholders equity and cash flows for the years ended December 31, 2005 and 2006, and (b) unaudited balance sheets as at June 30, 2007 and the related statement of operations, changes in stockholders equity and cash flows for the six months ended June 30, 2007 (collectively, the "Financial Statements"). The Financial Statements (i) fairly present the financial position and results of operations of CYKN as of the dates indicated, and (ii) were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") in effect as of the dates indicated (except that (x) unaudited financial statements may not be in accordance with U.S. GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments).

(q)  SEC Documents. For a period of two years prior to the date hereof, CYKN has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). CYKN has made available to NURO or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, if any. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(r)  Internal Accounting and Disclosure Controls. CYKN and each subsidiary of CYKN maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Neither CYKN nor any of its subsidiaries have received any written notice from any accountant identifying a material weakness in any part of the system of internal accounting controls of CYKN or any of its subsidiaries that is not specified in CYKN's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(s)  Disclosure. All disclosure provided to NURO regarding CYKN, its business and the transactions contemplated hereby, furnished by or on behalf of CYKN is true and correct in all material reports and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

7

6.  Representations and Warranties of NURO. NURO hereby represents and warrants as of the date hereof to CYKN as follows:

(a)  Organization. NURO is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate power and authority to carry on its business as currently conducted.

(b)  Authorization; Enforcement. NURO has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by NURO and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of NURO and no further action is required by NURO in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by NURO and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of NURO enforceable against NURO in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)  No Conflicts. The execution, delivery and performance of the Transaction Documents by NURO and the consummation by NURO of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of NURO's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of NURO or any subsidiary of NURO, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a company or subsidiary debt or otherwise) or other understanding to which NURO or any subsidiary of NURO is a party or by which any property or asset of NURO or any subsidiary of NURO is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which NURO or any subsidiary of NURO is subject (including federal and state securities laws and regulations), or by which any property or asset of NURO or any subsidiary of NURO is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(d)  Investment Intent. NURO understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and NURO is acquiring the CYKN Shares and the Warrant as principal for its own account and not with a view to or for distributing or reselling any CYKN Shares or the Warrant, or any part thereof, has no present intention of distributing any CYKN Shares or the Warrant and has no arrangement or understanding with any other persons regarding the distribution of any CYKN Shares or the Warrant.

(e)  Purchaser Status. At the time NURO was offered the CYKN Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Regulation D under the Securities Act.

8

(f)  Experience of NURO. NURO, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the CYKN Shares and the Warrant, and has so evaluated the merits and risks of such investment. NURO is able to bear the economic risk of an investment in the CYKN Shares and the Warrant and, at the present time, is able to afford a complete loss of such investment.

(g)  Transfer Legends and Restrictions. NURO is aware that all certificates and instruments representing the Securities shall be imprinted with a conspicuous legend in substantially the following form:

[THIS COMMON STOCK] [THIS WARRANT] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS, ANY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION.

(h)  Information. NURO and its advisors have been afforded the opportunity to ask questions of, and receive answers from, CYKN concerning CYKN and the Securities.

7.  Closing; Deliveries.

(a)  Closing. The closing of the transactions provided for in Section 2 hereof (the "Closing") is being held simultaneously with the execution and delivery of this Agreement at the principal offices of CYKN in Foxborough, Massachusetts on the Effective Date (the "Closing Date"). All of the agreements, documents, certificates, and instruments delivered by each party at the Closing are hereby deemed and acknowledged by the parties to be delivered simultaneously.

(i)  Deliveries of CYKN. At the Closing (or on the Closing Date in the case of item (A) below), CYKN is delivering to NURO the following duly executed agreements, documents, certificates, instruments, and other items:

(A)  A certificate for the CYKN Shares issued in the name of NURO;

(B)  A counterpart to this Agreement, duly executed by CYKN;

(C)  A counterpart to the Warrant, duly executed by CYKN; and

(D)  A counterpart to the Registration Rights Agreement (as defined in Section 13 below), duly executed by CYKN.

(ii)  Deliveries of NURO. At the Closing, NURO is delivering to CYKN the following duly executed agreements, documents, certificates, instruments, and other items (and is making the following payments):

9

(A)  The Original Investment Amount, payable by NURO to CYKN by wire transfer of immediately available federal funds to an account designated in writing by CYKN on or prior to the Effective Date;

(B)  A counterpart to this Agreement, duly executed by NURO;

(C)  A counterpart to the Warrant, duly executed by NURO; and

(D)  A counterpart to the Registration Rights Agreement (as defined in Section 13 below), duly executed by NURO.

8.  Board Seat. Upon the Effective Date, the Board of Directors of CYKN will appoint one (1) representative designated by NURO (the "NURO Director"), who shall initially be Shai N. Gozani, M.D., Ph.D., to serve on the Board of Directors of CYKN (the "Board") until the later of the next annual meeting of stockholders of CYKN or the date on which his successor is duly elected and qualified, or his earlier resignation. Commencing on the Effective Date and until the date on which NURO ceases to own at least five percent (5%) of the then issued and outstanding shares of Common Stock, CYKN shall nominate and recommend that its stockholders elect, and otherwise use reasonable efforts to insure the election of, the NURO Director to the Board at each meeting of stockholders of CYKN at which directors are elected, unless such NURO Director's term does not expire at such meeting. In the event of the death, resignation or removal of the NURO Director, NURO shall be entitled to designate a successor who will be appointed to the Board upon the later of the date of such death, resignation or removal or two (2) business days following NURO's designation of such successor. CYKN shall indemnify the NURO Director to the fullest extent permitted by applicable law. CYKN will indemnify and advance expenses to, and enter into agreements regarding the same with, each NURO Director in such manner as to provide such NURO Directors the same rights and benefits as are accorded to the most favorably covered of CYKN's officers and directors during the same period of service. For so long as a NURO Director shall remain a director of CYKN and with respect to any such prior service by any NURO Director, in all policies of director and officer liability insurance, all such NURO Directors shall be named as an insured in such a manner as to provide such NURO Directors the same rights and benefits as are accorded to the most favorably insured of CYKN's officers and directors during the same period of service.

9.  Market Stand-Off Agreement. NURO hereby agrees that it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of CYKN or any securities convertible into or exercisable or exchangeable for such Common Stock of CYKN, including, but not limited to the Warrant, during the period beginning from the Closing Date and continuing thereafter until the first anniversary of the Closing Date ("Market Standoff Period"), provided, that the foregoing shall not be interpreted to prevent exercise of the Warrant. CYKN may impose stop-transfer instructions to CYKN's transfer agent, subject to the foregoing restrictions until the end of such Market Standoff Period.

10.  Confidentiality. Each of the parties hereto agrees that the terms and conditions of that certain Confidentiality Agreement, dated on or about August 30, 2007, previously entered into by and between the parties hereto (the "Confidentiality Agreement") are hereby incorporated into this Agreement and the parties shall remain bound by the restrictions set forth therein.

11.  Right of Participation.

(a)  Participation. CYKN shall, prior to any proposed issuance of securities by CYKN (including, without limitation, options, warrants or rights carrying any rights to purchase or receive any securities of CYKN), offer to NURO by written notice the right, for a period of ten (10) days, to purchase for cash at a price equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of all such securities that are so convertible, exercisable or exchangeable), NURO will continue to maintain its same proportionate equity ownership in CYKN as of the date of such notice (treating NURO, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to it upon conversion, exercise and exchange of all securities (including but not limited to the Warrant) held by it on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons) (“Pro Rata Share”); provided, however, that the participation rights of NURO pursuant to this Section 11 shall not apply to securities issued:

10

(i)  upon conversion or exercise of any securities of CYKN;

(ii)  as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock;

(iii)  solely in consideration for the acquisition (whether by merger or otherwise) by CYKN or any of its subsidiaries of the stock (or other equity interests) or assets of any other entity;

(iv)  in connection with any offering of securities to be sold in an underwritten offering registered under the Securities Act;

(v)  in connection with any offer or sale of debt securities (including debt securities convertible into Common Stock and debt securities issued together with warrants to acquire Common Stock) in an aggregate amount of no more than $15,000,000 in principal amount, but only if a definitive agreement for the sale and purchase of such securities is entered into on or before February 12, 2008; or

(vi)  as the grant or issuance to directors, officers, employees or consultants of CYKN or any subsidiary pursuant to any equity compensation plan approved by the Board of Directors of CYKN.

(b)  Mechanics. NURO may accept CYKN's offer as to the full Pro Rata Share of the securities required to be offered to it pursuant to this Section 11 or any lesser number, by written notice thereof given by it to CYKN prior to the expiration of the aforesaid ten (10) day period, in which event CYKN shall sell and NURO shall buy, upon the terms specified, not later than the time such securities are sold to third parties as contemplated by CYKN's offer, the number of securities agreed to be purchased by NURO.

(c)  Termination. The rights of NURO under this Section 11 shall terminate and be of no further force or effect as of the date on which NURO ceases to own at least five percent (5%) of the then issued and outstanding shares of Common Stock.

12.  Public Announcements. The parties will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld or delayed. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

11

13.  Registration Rights. Simultaneously with the execution and delivery of this Agreement, the parties have entered into a Registration Rights Agreement providing for certain registration rights with respect to the CYKN Shares and Warrant Shares, a copy of which is attached hereto and incorporated herein as Exhibit B (the "Registration Rights Agreement").

14.  Indemnification. CYKN will indemnify and hold NURO and its directors, officers, shareholders, partners, employees and agents (each, a “NURO Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such NURO Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by CYKN in this Agreement or in the Warrant or (b) any action instituted against NURO by any stockholder of CYKN who is not an affiliate of NURO, with respect to any of the transactions contemplated hereby (unless such action is based upon a breach of NURO’s representations, warranties or covenants under this Agreement or in any of the other Transaction Documents or based upon agreements NURO may have with any such stockholder or any violations or alleged violation by NURO of state or federal securities laws or any conduct by NURO which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any NURO Party in respect of which indemnity may be sought pursuant to this Agreement, such NURO Party shall promptly notify the Company in writing, and CYKN shall have the right to assume the defense thereof with counsel of its own choosing. Any NURO Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such NURO Party except to the extent that (i) the employment thereof and CYKN’s payment of such fees and expenses has been specifically authorized by CYKN in writing, (ii) CYKN has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of CYKN and the position of such NURO Party. CYKN will not be liable to any NURO Party under this Agreement (i) for any settlement by a NURO Party effected without CYKN’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to NURO’s breach of any of the representations, warranties, covenants or agreements made by NURO in this Agreement or in the other Transaction Documents.

15.  Miscellaneous.

(a)  Further Acts. Each of the parties hereto acknowledge and agree that it is the intention of the parties to prepare, execute and deliver definitive and/or amended agreements and instruments giving effect to the transactions described in this Agreement. Upon execution hereof by the parties hereto, each of the parties hereto hereby agrees to cooperate and engage in good faith negotiations pertaining to the drafting, execution and delivery of and all documents necessary to effect the terms of this Agreement.

(b)  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

(c)  Entire Agreement. This Agreement, the Warrant, the Confidentiality Agreement, the Registration Rights Agreement and the other agreements referenced herein constitute the entire agreement between the parties with respect to the subject matter contained herein.

12

(d)  Expenses. Each of the parties hereto will each bear their own respective costs and expenses incurred in connection with the transactions contemplated herein, including accountants' and attorneys' fees.

(e)  Amendment. This Agreement may be amended or modified only by a written agreement executed by both of the parties hereto.

(f)  Benefit of Parties; Assignability. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, neither of the parties hereto may delegate its respective responsibilities or assign its rights under this Agreement without the prior written consent of the other party, except that each party is expressly permitted to make an assignment of the Agreement in its entirety without the other party’s consent to affiliates of such party or to any entity that acquires all or substantially all of the assets of such party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise.

(g)  Cooperation. The parties agree that after the Closing they will from time to time, upon the request of the other party and without further consideration, execute, acknowledge, and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the transactions contemplated by this Agreement.

(h)  Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

(i)  Survival. The representations and warranties of the parties in this Agreement shall indefinitely survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Each party may rely upon the representations and warranties of the other party in this Agreement notwithstanding any review or investigation carried out by or on behalf of such party.

[Remainder of Page Left Blank]

13

IN THE WITNESS WHEREOF, CYKN and NURO have executed and delivered this Agreement as of the Effective Date.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy Surgenor
Timothy Surgenor, President and CEO

   Address: 100 Foxborough Blvd., Suite 240
             Foxborough, MA 02035

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani
Shai N. Gozani, President and CEO

       Address: 62 Fourth Avenue
                        Waltham, MA 02451

14

Exhibit A

Warrant to Purchase Common Stock

15

Exhibit B

Registration Rights Agreement

16

Exhibit 31.1

CERTIFICATIONS
I, Timothy R. Surgenor, Principal Executive Officer, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4.
The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)
Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the Company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.
The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of Company’s board of directors (or persons performing the equivalent function):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: November 14, 2007

/s/ Timothy R. Surgenor
Timothy R. Surgenor
Principal Executive Officer

Exhibit 31.2

CERTIFICATIONS
I, Kurt H. Kruger, Principal Financial Officer, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4.
The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)
Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the Company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.
The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of Company’s board of directors (or persons performing the equivalent function):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: November 14, 2007

/s/ Kurt H. Kruger
Kurt H. Kruger
Principal Financial Officer

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-QSB of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Kurt H. Kruger
Kurt H. Kruger
Chief Financial Officer
(Principal Financial Officer)

November 14, 2007

     A signed original of this written statement required by Section 906 has been provided to Cyberkinetics Neurotechnology Systems, Inc. and will be retained by Cyberkinetics Neurotechnology Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 99.1

Cyberkinetics Announces Third Quarter 2007 Results

FOXBOROUGH, Mass.--(BUSINESS WIRE)--Nov. 14, 2007--Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Company; Cyberkinetics), a neurotechnology company focused on neurostimulation and neural sensing, today released financial results for the third quarter ended September 30, 2007, and provided updates on the Company's progress on its primary development programs.

Total revenue, including research product sales and grant income, for the three months ended September 30, 2007, was approximately $352,000 as compared to $368,000 for the same period in 2006. Research product sales for the three months ended September 30, 2007, were approximately $257,000 as compared to $278,000 for the three months ended September 30, 2006. Grant income for the three months ended September 30, 2007, was $94,000 as compared to $91,000 for the three months ended September 30, 2006. The Company reported a net loss of $2.4 million, or $0.07 per share, for the quarter ended September 30, 2007, compared to a net loss of $2.9 million, or $0.10 per share, for the same period in 2006. Cash used in operations was $1.8 million in the third quarter of 2007, as compared to $2.4 million in the third quarter of 2006. The Company ended the third quarter of 2007 with approximately $3.6 million in cash and cash equivalents as compared to $11.8 million at December 31, 2006.

"During the third quarter, we continued to move forward with our plans to launch the implantable Andara(TM) OFS(TM) System for the treatment of recent spinal cord injuries. In July, we submitted an amendment to our Humanitarian Device Exemption (HDE) application for clearance to market which contained significant additional data in response to questions that had been posed by the FDA in May," said Timothy R. Surgenor, President and Chief Executive Officer of Cyberkinetics. "While we await the FDA's response to our amendment, our sales, marketing and clinical team has focused on executing our plan to commercialize the Andara(TM) OFS(TM) System. We now have 15 leading centers that are considering participation in our initial launch in order to offer the Andara(TM) OFS(TM) System to their spinal cord injury patients.
"The announcement today of the strategic alliance that we formed with NeuroMetrix, Inc. (Nasdaq:NURO) represents a very significant milestone for us. In addition to providing $2.5 million in equity funding, this agreement covers the joint development of products to treat peripheral nerve injury. By providing access to NeuroMetrix' outstanding expertise in the peripheral nerve injury market as well as the capital needed to initiate this program, we believe that this alliance will build significant value for Cyberkinetics. The peripheral nerve market dwarfs that for spinal cord injury treatment -- hundreds of thousands of patients sustain peripheral nerve injuries each year that permanently impair sensory and motor function and result in disabilities, as well as lost productivity."

"We are pleased with NeuroMetrix' investment of $2.5 million in Cyberkinetics, yet we continue to be focused on raising additional capital," said Kurt H. Kruger, Cyberkinetics' Chief Financial Officer. "Raising funds is critical to achieving our product development and commercialization objectives and continues to be a priority for the management team."

Third Quarter 2007 and Recent Operational Highlights

The Andara(TM) OFS(TM) Therapy - Designed to Repair Nerve Damage and Restore Function

--	In July 2007, we submitted an amendment to our Humanitarian Device Exemption to market the Andara(TM) OFS(TM) System in response to questions from the U.S. Food and Drug Administration.

--	In September 2007, we completed the first production lot of Andara(TM) OFS devices.

--
During the third quarter, we made significant progress in our plan for commercialization of the Andara(TM) OFS(TM) System: our initial sales, marketing and reimbursement team is in place, as well as sales and reimbursement procedures; and we exhibited the Andara(TM) OFS(TM) System at a major neurosurgery meeting in September.

--
Also during the third quarter, we advanced our plan for the initial commercial launch the Andara(TM) OFS(TM) System including a post-market approval study. We hired a consulting medical director to oversee the study design; developed the initial protocol; and contacted and received interest from 15 of the 50 largest treatment systems for spinal cord injury in the United States.

Neural Interface System - BrainGate System Designed to Enable Communication and Limb Movement

--	In July 2007, the BrainGate Neural Interface System (BrainGate) was named an "R&D 100" award winner by R&D Magazine and was selected as the editor's choice for "Most Amazing Technology."

--
In August 2007, we, along with Brown University, and the Cleveland FES (Functional Electrical Stimulation) Center at the Case Western Reserve University, received a five-year, $6.5 million grant from the National Institutes of Health (NIH) to support the development of Cyberkinetics' BrainGate Neural Interface System (BrainGate System). Cyberkinetics may receive up to $2.5 million of the total grant award during the five-year period covered by the agreement. We now have research contracts related to BrainGate that could provide over $800,000 in funding over the next four quarters. This non-dilutive grant funding helps support the ongoing development of the BrainGate technology.

--
In August 2007, John P. Donoghue, Ph.D., Cyberkinetics' Chief Scientific Officer and director of the Brain Science Program at Brown University, received a prestigious award in Germany for his groundbreaking BrainGate research.

Conference Call Instructions

Cyberkinetics' management will hold a conference call at 11:00 am Eastern Time, Wednesday, November 14, 2007, to discuss results of the third quarter of 2007. Those who would like to participate in the conference call should dial 888-713-4213, or 617-213-4865 for international participants, and use the pass code 72831179. To access a replay of the conference call, which will be available from 1:00 pm Eastern Time on November 14th until 5:00 pm Eastern Time on November 21st, please dial 888-286-8010, or 617-801-6888 for international callers, and use the pass code 97330143.

Interested parties may pre-register for Cyberkinetics' conference call at:

www.theconferencingservice.com/ prereg/key.process?key=PHL4D3U3J

An audio webcast of the conference call will also be available at www.cyberkineticsinc.com on Cyberkinetics' investor relations page. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via www.streetevents.com, a password-protected event management site.

About Cyberkinetics Neurotechnology Systems, Inc.

Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics' product development pipeline includes: the Andara(TM) Oscillating Field Stimulator (OFS(TM)) System for acute spinal cord injury, an investigative device designed to stimulate nerve repair and restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and a pilot program in the detection and prediction of seizures due to epilepsy. Additional information is available at Cyberkinetics' website at www.cyberkineticsinc.com.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements about Cyberkinetics' product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. Such statements may be considered "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our ability to secure regulatory approval for our products; our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the "Risk Factors" section of the Company's Registration Statement on Form 10-KSB filed with the SEC on April 2, 2007, and our other public documents filed with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.

Financial results for the third quarter ended September 30, 2007, are summarized in the tables below.

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Product sales	$257,440	$277,589	$967,744	$704,541
Grant income	94,066	90,873	319,679	520,012
Total revenues	351,506	368,462	1,287,423	1,224,553

Operating
expenses:
Cost of product
sales	133,202	83,076	378,999	278,401
Research and
development	1,173,412	1,804,006	4,453,996	4,804,769
Sales and
marketing	442,218	279,615	1,146,470	608,970
General and
administrative	1,010,838	1,063,311	3,398,819	3,219,931
Purchased in-
process research
and development	-	-	-	1,602,239
Total operating
expenses	2,759,670	3,230,008	9,378,284	10,514,310

Operating loss	(2,408,164)	(2,861,546)	(8,090,861)	(9,289,757)

Other income
(expense):
Interest income	59,173	76,573	284,053	280,622
Interest expense	(92,887)	(137,706)	(316,592)	(460,129)
Other expense, net	(33,714)	(61,133)	(32,539)	(179,507)
Net loss	$(2,441,878)	$(2,922,679)	$(8,123,400)	$(9,469,264)

Basic and diluted
net loss per
common share	$(0.07)	$(0.10)	$(0.22)	$(0.34)

Shares used in
computing basic
and diluted net
loss per common
share	36,475,433	27,916,186	36,426,315	27,567,879

Cyberkinetics Neurotechnology Systems, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	September 30,	December 31,
	2007	2006
Assets
Current Assets
Cash and cash equivalents	$3,584,516	$11,835,534
Other current assets	1,328,534	1,593,718
Net property and equipment	463,085	569,256
Other assets	2,118,054	2,105,345
Total assets	$7,494,189	$16,103,853

Liabilities and stockholders' equity
Current liabilities	3,775,259	3,888,953
Long-term liabilities	732,790	2,115,231
Stockholders' equity:
Common stock, $0.001 par value	37,567	37,409
Additional paid-in-capital	45,347,171	44,337,458
Accumulated deficit	(42,398,598)	(34,275,198)
Total stockholders' equity	2,986,140	10,099,669
Total liabilities and stockholders' equity	$7,494,189	$16,103,853

CONTACT:	Cyberkinetics Neurotechnology Systems, Inc. Elizabeth A. Razee, 508-549-9981, Ext. 109 Manager, Corporate Communications

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.

Exhibit 99.2

Cyberkinetics and NeuroMetrix Forge Strategic Alliance and Agree to Pursue Joint Venture Aimed at Developing Andara(TM) OFS(TM) Therapy for Peripheral Nerve Injury

Alliance Seeks to Accelerate Development and Commercialization of
Novel Therapies for Peripheral Nerve Damage based on the Andara(TM)
Oscillating Field Stimulator (OFS(TM)) Therapy platform.

NeuroMetrix invests $2.5 Million in Cyberkinetics' stock and pledges to fund up to $2 million in development costs of Andara(TM)
OFS(TM) product for peripheral nerve injury.

FOXBOROUGH, Mass.--(BUSINESS WIRE)--Nov. 14, 2007--Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Cyberkinetics), a medical device company focused on developing novel implantable products to treat neurological diseases and injuries of the nervous system, has formed a strategic alliance with NeuroMetrix, Inc. (Nasdaq: NURO; NeuroMetrix), a leader in the development of innovative neurological diagnostic and therapeutic products. As part of this strategic relationship, NeuroMetrix has made an investment of $2.5 million in Cyberkinetics' common stock. Cyberkinetics and NeuroMetrix have also agreed to negotiate a joint venture to develop and commercialize a therapeutic product for peripheral nerve injury based on Cyberkinetics' Andara(TM) Oscillating Field Stimulator (OFS(TM)) neurostimulation technology platform.

The Andara(TM) OFS(TM) System, which uses electrical stimulation to promote the growth of nerve fibers, is currently under review by the U.S. Food and Drug Administration (FDA) for Humanitarian Device Exemption (HDE) approval for the treatment of acute spinal cord injuries. Results from a Phase Ia, 10-patient clinical trial of the Andara(TM) OFS(TM) Therapy in patients with recent spinal cord injuries were published in the January 2005 issue of the Journal of Neurosurgery: Spine, and indicated statistically significant improvements in sensory and motor function at 12 months after treatment. Four additional patients were subsequently enrolled in a Phase Ib the trial.

"This alliance offers Cyberkinetics a tremendous opportunity to expand the potential of the Andara(TM) OFS(TM) Therapy by initiating development of a new indication - the treatment of peripheral nerve injuries - with a leading neurotechnology partner," said Timothy R. Surgenor, President and Chief Executive Officer of Cyberkinetics. "I believe that our combined expertise in the field of nerve growth targeted at development of a new treatment for peripheral nerve injury offers new hope to patients."

"We are very excited about this strategic alliance with Cyberkinetics," commented Shai N. Gozani, M.D., Ph.D., NeuroMetrix' President and Chief Executive Officer. "The quality of the Cyberkinetics' science, product development capabilities, people and the potential for the Andara(TM) OFS(TM) technology make this a very attractive investment and product development opportunity for our company."

The investment of $2.5 million made by NeuroMetrix was for the purchase of 5.4 million newly issued shares of Cyberkinetics' common stock, or approximately 13% of the company's issued and outstanding shares, at a price of $0.46 per share. NeuroMetrix also received a warrant to purchase up to an additional 2.7 million shares, or 50% of the total shares purchased. The warrant is exercisable at $0.46 per share and has a term of five years. However, NeuroMetrix will be required to exercise the warrant if Cyberkinetics receives FDA approval of the HDE for the Andara(TM) OFS(TM) System for acute spinal cord injuries.

The goal of the joint venture, which the companies plan to finalize over the next several months, is to utilize Cyberkinetics' Andara(TM) OFS(TM) technology to develop a product, or series of products, for peripheral nerve injuries. The proposed terms of the joint venture, which are subject to negotiation and finalization, are as follows:

--	The two companies each own 50% of the joint venture;

--	Cyberkinetics contributes intellectual property, know-how and scientific expertise to the joint venture;

--	NeuroMetrix funds up to $1 million annually in spending for the first two years of the joint venture; the two companies share further development costs equally;

--	NeuroMetrix obtains an option to negotiate for exclusive rights to commercialize any products that are developed within the joint venture.

NeuroMetrix also received certain rights with this strategic investment, including a right of first negotiation for the acquisition of Cyberkinetics, or any other change of control transaction. NeuroMetrix also received a right of first negotiation for the commercialization of the Andara(TM) OFS(TM) System for the treatment of acute spinal cord injuries. These rights are active through December 31, 2008. In addition to these rights, NeuroMetrix received a seat on the Cyberkinetics Board of Directors, which has been filled by Dr. Gozani.

Peripheral Nerve Injury

It is estimated that 800,000 people in the United States alone sustain peripheral nerve injuries that require surgical intervention and frequently result in disabilities that permanently impair their sensory and motor function. Of these, we estimate that 10,000 people, with laceration, stretch and compression injuries, could benefit from nerve fiber growth repair treatment using Andara(TM) OFS(TM) Therapy.

Conference Call Instructions

Cyberkinetics' management will hold a conference call at 11:00 am Eastern Time, Wednesday, November 14, 2007, to discuss our alliance with NeuroMetrix and results of the third quarter of 2007. Those who would like to participate in the conference call should dial 888-713-4213, or 617-213-4865 for international participants, and use the pass code 72831179. To access a replay of the conference call, which will be available from 1:00 pm Eastern Time on November 14th until 5:00 pm Eastern Time on November 21st, please dial 888-286-8010, or 617-801-6888 for international callers, and use the pass code 97330143.

Interested parties may pre-register for Cyberkinetics' conference call at:

www.theconferencingservice.com/prereg/key.process?key=PHL4D3U3J.

An audio webcast of the conference call will also be available at www.cyberkineticsinc.com on Cyberkinetics' investor relations page. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via www.streetevents.com, a password-protected event management site.

About Cyberkinetics Neurotechnology Systems, Inc.

Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics' product development pipeline includes: the Andara(TM) Oscillating Field Stimulator (OFS(TM)) System for acute spinal cord injury, an investigative device designed to stimulate nerve repair and restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and a pilot program in the detection and prediction of seizures due to epilepsy. Additional information is available at Cyberkinetics' website at www.cyberkineticsinc.com.

About NeuroMetrix, Inc.

NeuroMetrix is a medical device company advancing patient care through the development and marketing of innovative products used to diagnose and treat diseases of the nervous system, neurovascular disorders, and pain. To date, our focus has been on the diagnosis of neuropathies and neurovascular disorders. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back pain and carpal tunnel syndrome, as well as other clinical disorders. The NC-stat System, the Company's neuropathy diagnostic system, has been on the market since May 1999 and is used in over 5,500 physician's offices and clinics in the United States. Diabetic retinopathy is a common neurovascular complication of diabetes and the leading cause of blindness among working age adults. The Company has exclusive rights in the U.S. physician office arena to market the DigiScope, which is a retinopathy detection system specifically designed for use by primary diabetes care physicians.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements about Cyberkinetics' product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. Such statements may be considered "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our ability to secure regulatory approval for our products; our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the "Risk Factors" section of the Company's Registration Statement on Form 10-KSB filed with the SEC on April 2, 2007, and our other public documents filed with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.

CONTACT:	Cyberkinetics Neurotechnology Systems, Inc.
Elizabeth A. Razee, 508-252-1443, ext. 109
Manager, Corporate Communications
erazee@cyberkinetics.com
or
Berry & Company Public Relations Contact:
Bill Berry, 212-253-8881, Ext. 21
bberry@berrypr.com

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)
Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2007, the Board of Directors (the “Board”) of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) unanimously appointed Dr. Shai N. Gozani as a director of the Company. Dr. Gozani’s appointment was made pursuant to that certain Joint Venture and Strategic Initiative Agreement dated November 13, 2007 by and between the Company and NeuroMetrix, Inc. (“NeuroMetrix”), pursuant to which, among other things, the Company agreed to appoint Dr. Gozani as a director until its next annual meeting of stockholders and until Dr. Gozani’s successor is elected and qualified. Other than described above, there are no related party transactions between the Company and Dr. Gozani or the Company and NeuroMetrix. As of the date of this filing, it has not been determined if Dr. Gozani will serve on any committees of the Board.

Shai N. Gozani M.D., Ph.D.— Dr. Gozani is the founder of NeuroMetrix, Inc. and currently serves as its Chairman of the Board of Directors and President and Chief Executive Officer. Since founding NeuroMetrix in 1996, Dr. Gozani has served in a number of positions at NeuroMetrix including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, and Chief Executive Officer since 1997. Dr. Gozani holds a B.S. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to founding NeuroMetrix, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry.

ITEM 9.01     Financial Statements and Exhibits.

(c)   Exhibits:

99.1	Press release of the Company dated on November 14, 2007 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 14, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer

Dated: November 16, 2007

Exhibit Index

 Exhibit  Description

99.1 Press release of the Company dated on November 14, 2007 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 14, 2007).